UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

EnergySolutions, Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2011

Annual Meeting

and

Proxy Statement

ENERGYSOLUTIONS, INC.
423 West 300 South, Suite 200
Salt Lake City, Utah 84101

April 23, 2011
Dear Stockholder,

You are invited to attend the 2011 Annual Meeting of Stockholders to be held at 1:30 p.m. local time on Wednesday, May 25, 2011 in the Anthony's Event Center, 450 Columbia Point Drive, Richland, Washington, 99352. The annual meeting will begin with discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other business matters properly brought before the meeting. Following the annual meeting's formal proceedings, management will report on EnergySolutions, Inc.'s performance during 2010.

To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. If you hold your shares through an account with a broker, bank or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted at the meeting.

Cordially

Val John Christensen
President and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of
Stockholders to be held on May 25, 2011

The EnergySolutions, Inc. Proxy Statement and Annual Report on Form 10-K
for the fiscal year ended December 31, 2010 are available electronically at
www.proxyvote.com

Every stockholder's vote is important. If you do not plan to attend the Annual Meeting, please complete, sign, date and return your proxy form, or submit your vote or proxy by telephone or by Internet.

i

ENERGYSOLUTIONS, INC.
423 West 300 South, Suite 200
Salt Lake City, Utah 84101

Notice of Annual Meeting of Stockholders

To Be Held May 25, 2011

The 2011 Annual Meeting of Stockholders (the "Annual Meeting") of EnergySolutions, Inc. will be held in the Anthony's Event Center, 450 Columbia Point Drive, Richland, Washington, 99352, on May 25, 2011, at 1:30 p.m. local time, for the following purposes:

  1.
  To elect directors for the ensuing year;

  2.
  To conduct a non-binding vote to ratify the action of the Audit Committee of the Board of Directors in appointing Ernst & Young LLP as the Company's independent registered public accounting firm for the 2011 fiscal year;

  3.
  To conduct a non-binding advisory vote on the compensation of the Company's named executive officers;

  4.
  To conduct a non-binding advisory vote on the frequency of future non-binding advisory stockholder votes to approve the compensation of the Company's named executive officers; and

  5.
  To consider such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our Board of Directors recommends a vote "FOR" the election of the director nominees named in the accompanying proxy statement, a vote "FOR" proposals 2 and 3, and a vote of "EVERY YEAR" on proposal 4. You are entitled to vote at the Annual Meeting only if you were an EnergySolutions, Inc. stockholder as of the close of business on April 5, 2011. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting, and for a period of ten (10) days prior to the Annual Meeting at our principal offices located at 423 West 300 South, Suite 200, Salt Lake City, Utah.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, or over the Internet or by signing, dating and returning the enclosed proxy card as promptly as possible in the envelop provided.

Val John Christensen
President and Chief Executive Officer

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the Annual Meeting will be required to present both proof of ownership of EnergySolutions, Inc. Common Stock and valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other holder of record, you will need a recent brokerage statement or letter from a bank reflecting stock ownership as of the record date. If you do not have both proof of ownership of EnergySolutions, Inc. stock and valid picture identification, you may not be admitted to the Annual Meeting.

ENERGYSOLUTIONS, INC.
423 West 300 South, Suite 200
Salt Lake City, Utah 84101

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011

EnergySolutions, Inc.'s Notice of Annual Meeting and Proxy Statement, Annual Report and other proxy materials are available at www.proxyvote.com

The Board of Directors (the "Board of Directors" or the "Board") of EnergySolutions, Inc., a Delaware corporation ("EnergySolutions," the "Company," "we," "us" or "our"), solicits your proxy for the 2011 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 1:30 p.m. local time on May 25, 2011 at the Anthony's Event Center, 450 Columbia Point Drive, Richland, Washington, 99352, and any adjournment or postponement thereof, for the purposes set forth herein and in the accompany Notice of Annual Meeting of Stockholders.

Distribution of this Proxy Statement and a proxy form to stockholders is scheduled to begin on or about April 20, 2011, to all stockholders entitled to vote at the Annual Meeting.

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters described in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). In addition, following the Annual Meeting's formal proceedings, our management will report on the Company's performance during fiscal year 2010 and respond to questions from stockholders.

Why am I receiving these materials?

We have provided these printed proxy materials to you, and made them available to you on the Internet because our Board of Directors is soliciting your proxy to vote at the Annual Meeting in connection with the solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

  1.
  Election of nine directors named in this Proxy Statement to hold office for a term of one year.

  2.
  Non-binding vote to ratify the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.

  3.
  Non-binding advisory vote on the Company's named executive officer compensation.

  4.
  Non-binding advisory vote on the frequency of future non-binding advisory stockholder votes to approve the compensation of the Company's named executive officers.

 How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

  •
  "FOR" the election of each of the nine directors named in this Proxy Statement to hold office for a term of one year;

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  "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the 2011 fiscal year;

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  "FOR" the approval of the compensation awarded to the named executive officers, as set forth in this Proxy Statement; and

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  To conduct future non-binding votes on named executive officer compensation "EVERY YEAR."

Who can vote at the Annual Meeting?

If you were a holder of EnergySolutions, Inc. common stock (the "Common Stock,") either as a stockholder of record or as the beneficial owner of shares held in street name as of the close of business on April 5, 2011 (the "Record Date"), you may vote your shares at the Annual Meeting. As of the Record Date, there were 89,570,469 shares of Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a "stockholder of record"?

If, on April 5, 2011, your shares were registered directly in your name with the Company's transfer agent, ComputerShare, then you are a "stockholder of record." As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote your shares via the toll-free telephone number or over the Internet.

What does it mean to beneficially own shares in "street name"?

If, on April 5, 2011, your shares were held in an account at a broker, bank, trust, or other agent (we will refer to those organizations collectively as a "broker"), then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count abstentions and broker non-votes. Any shares represented by proxies that are marked to "Abstain" from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes "For" or "Against" a director nominee or other proposals. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast on these proposals.

A "broker non-vote" occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. The only routine matter in this Proxy Statement is Proposal Two: the ratification of the independent registered public accountants. All other matters in this Proxy Statement are non-routine matters (Proposal One: the election of directors, Proposal Three: the non-binding advisory vote on the compensation of named executive officers, and Proposal Four: the non-binding advisory vote on the frequency of non-binding advisory votes on the compensation of named executive officers). Therefore, if the

Company receives a proxy card with a broker non-vote, your proxy will be voted FOR Proposal Two and it will not be included in determining the number of votes cast FOR or AGAINST Proposals One and Three or the number of votes cast for "Every Year", "Every Other Year", "Every Three Years", or "Abstain" under Proposal Four.

What is the voting requirement to approve each of the proposals?

Proposal One—Election of Directors

In the election of directors, directors are elected by a plurality of the votes, which means that the director nominees receiving the highest number of "FOR" votes will be elected. Neither a vote to abstain nor a broker non-vote will count as a vote cast "FOR" or "AGAINST" a director nominee, and they will have no direct effect on the outcome of the election of directors.

Proposal Two—Ratification of Appointment of Ernst & Young LLP

The proposal to ratify, on a non-binding basis, the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be treated as a vote cast, and will have the same effect as a vote "AGAINST" this proposal.

Proposal Three—Non-binding Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding advisory basis, the compensation awarded to named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Broker non-votes will not count as a vote cast "FOR" or "AGAINST" this proposal, and will have no direct effect on the outcome of this proposal. Abstentions will be treated as a vote cast, and will have the same effect as a vote "AGAINST" this proposal.

Proposal Four—Non-binding Advisory Vote on the Frequency of a Stockholder Vote on Executive Compensation

The proposal on whether non-binding advisory votes on executive compensation should be conducted every year, every other year, every three years, or not at all will be determined by a plurality of votes, which means that the choice of frequency that receives the highest number of votes will be considered the advisory vote of the Company's stockholders. Abstentions and broker non-votes will not count as votes cast for any frequency choice, and will have no direct effect on the outcome of this proposal.

How do I vote my shares of EnergySolutions, Inc. Common Stock?

If you are a stockholder of record, you can vote in the following ways:

  •
  By Internet:  by following the Internet voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Time, on May 25, 2011.

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  By Telephone:  by following the telephone voting instructions included in the proxy card at any time until 11:59 p.m., Eastern Time, on May 25, 2011.

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  By Mail:  by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to commencement of the Annual Meeting.

  •
  In Person:  if you satisfy the admission requirements to the Annual Meeting, as described in the Notice, you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you can vote in the following way:    if your shares are held in street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee or other agent. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

May I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

  •
  filing a written statement to that effect with our Corporate Secretary, before the taking of the vote at the Annual Meeting;

  •
  voting again via the Internet or telephone but before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 25, 2011;
  •
  attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting in and of itself, will not constitute a revocation of a proxy);

  •
  submitting a properly signed proxy card with a later date that is received at or prior to commencement of the Annual Meeting.

The written statement or subsequent proxy should be delivered to EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, Attention: Corporate Secretary or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other nominee, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares.

Who will pay for the cost of soliciting proxies?

The Company pays the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their reasonable costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Broadridge Financial Solutions, Inc., a proxy-soliciting firm, to assist us in the solicitation of proxies, for which the Company will pay a fee of approximately $50,500.00, including distribution costs and other expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by Broadridge.

How can I contact EnergySolutions' transfer agent?

You may contact our transfer agent by either writing ComputerShare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940, or by telephoning 866-298-8535 or 781-575-2879.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101 or by sending an email to ir@energysolutions.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The nine nominees for election as directors are set forth below, and all are current Company directors. All of the nominees have indicated their willingness to serve, and have consented to be named in this Proxy Statement, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy. We are not aware of any reason why any nominee would be unable to serve as a director.

Nominees for Director, Director Qualifications and Biographical Information

With respect to the Board's slate of director nominees, the skills, qualifications and experiences that led the Board to conclude that they should serve as directors are described in their biographies below:

Steven R. Rogel. Mr. Rogel, 68, has served on the Board since September 2009 and was appointed Chairman in February 2010. In 1999, he was elected Chairman of the Board of Weyerhaeuser Company (NYSE: WY), a company that grows and harvests trees, builds homes and manufactures forest products globally, and was President, Chief Executive Officer and a director thereof from December 1997 to January 1, 2008 when he relinquished the role of President. He relinquished the Chief Executive Officer role in April 2008 and retired as Chairman as of April 2009. Before joining Weyerhaeuser Company, Mr. Rogel was Chief Executive Officer, President and a director of Willamette Industries, Inc., a lumber and paper company purchased by Weyerhaeuser Company in 2002. He served as Chief Operating Officer of Willamette Industries, Inc. until October 1995 and before that time, as an Executive and Group Vice President for more than five years. Mr. Rogel is a director of Union Pacific Corporation (NYSE: UNP), a rail transportation service company, where he is a member of the corporate governance and compensation committees. He is a director of the Kroger Company (NYSE: KR), a food retailer, where he is a member of the corporate governance and financial policy committees. Mr. Rogel received his Bachelor of Science degree in Chemical Engineering from the University of Washington.

The qualifications of Mr. Rogel identified by the Board include the following: Mr. Rogel has significant executive management, business and corporate governance experience as a result of his years of service in top executive positions with Weyerhauser Company and Willamette Industries, Inc., as well as his service on other corporate boards. The Board has determined that Mr. Rogel qualifies as an independent director.

Val J. Christensen.    Mr. Christensen, 58, has served as our Chief Executive Officer and a director since February 2010 and our President since December 2008. Prior to his appointment as President, Mr. Christensen served as Executive Vice President, General Counsel and Corporate Secretary from May 2006 to December 2008. From 1989 to 2006, Mr. Christensen served in various executive positions at Franklin Covey Co. (NYSE: FC), a global consulting and training company, eventually as Executive Vice President, General Counsel and Secretary and as a director. Prior to that, he was a partner at the law firm LeBoeuf, Lamb, Leiby & MacRae, where he handled commercial litigation and general business matters in the firm's Salt Lake City office from 1986 to 1989. Mr. Christensen is a director of Dynatronics, Inc. (NASDAQ: DYNT), a manufacturer and distributor of physical medicine and aesthetic products. He received a Bachelor of Arts degree and a Juris Doctor degree from Brigham Young University.

The qualifications of Mr. Christensen identified by the Board include the following: Mr. Christensen has extensive knowledge of the Company's unique challenges, regulatory environment, and history as a result of being an executive officer of the Company since 2006. Mr. Christensen also has executive management experience and valuable relationships with key government representatives and influential local and national industry and government leaders.

J. Barnie Beasley, Jr.    Mr. Beasley, 59, has served on the Board since October 2008, when he retired as Chairman, President and Chief Executive Officer of Southern Nuclear Operating Company, a subsidiary of Southern Company (NYSE: SO) that provides electricity in the southeastern United States. He served as President and Chief Executive Officer since September 2004 and Chairman since June 2005. Mr. Beasley's career with Southern Nuclear Operating Company began in 1997, where he served as a Vice President and later as Executive Vice President and Chief Nuclear Officer. Prior to Southern Nuclear, Mr. Beasley spent 27 years in various roles with Georgia Power Company, including 5 years as Plant General Manager at the Vogtle Nuclear Generating Station. He has held a Senior Reactor Operator's license from the U.S. Nuclear Regulatory Commission, and he currently holds a Professional Engineering License in the State of Georgia as an Electrical Engineer. He is a member of both the Georgia Society and the National Society of Professional Engineers. From January 2007 to January 2011, Mr. Beasley served as a member of the National Nuclear Accrediting Board, which is responsible for accrediting nuclear power plant training programs. He previously served on the board of directors and several committees for the Nuclear Energy Institute (NEI), including the board of directors, executive committee, and the organization and compensation committee. Additionally, he served on the board of directors and audit committee for the Foundation for Nuclear Studies, a Washington, DC based organization that seeks to promote sound national policy on the use and development of nuclear technologies. Mr. Beasley also previously served as a director for the Southeastern Electric Exchange, a non-profit, non-political trade association of investor-owned electric utility companies, as a director of Junior Achievement of Greater Birmingham, and on the advisory board of INROADS/Birmingham, a program that prepares talented minority youth for corporate and community leadership. Mr. Beasley currently serves on the University of Georgia Engineering advisory board, and has previously served as its chairman. Mr. Beasley graduated from the University of Georgia with a Bachelor of Science degree in Engineering.

The qualifications of Mr. Beasley identified by the Board include the following: Mr. Beasley has decades of experience in the nuclear and power industries, including high level executive management and business oversight experience. Mr. Beasley also has education and experience in the engineering fields and experience on boards and committees in the nuclear industry. Mr. Beasley has cultivated strong relationships with U.S. industry leaders and is experienced in communicating and working with U.S. government and state representatives and administrators. The Board has determined that Mr. Beasley qualifies as an independent director.

Dr. Pascal Colombani.    Dr. Colombani, 65, has served on the Board since June 2009. Dr. Colombani is a member of the French Academy of Technology, and has been a senior advisor for high technology and energy at AT Kearney Paris, a private global management consulting company, since 2003. He also holds several board positions, specifically, the non executive chairmanship of Valeo SA (Paris: FR.PA), a company that designs, produces and sells automobile components globally, and non executive directorships at Alstom SA (Paris: ALO.PA), a company that develops innovative transport and energy technology, British Energy p.l.c. (a subsidiary of Électricité de France ("EDF") (Paris: EDF.PA)), a company that owns nuclear power stations and provides businesses with electricity, Rhodia SA (Paris: RHA.PA), a global chemical manufacturing company, and Technip SA (Paris: TECNV.PA), a global engineering, technology and project management company for the oil and gas industry. Dr. Colombani has held a number of positions in the nuclear energy sector, including Chairman and Chief Executive Officer of the French Atomic Energy Commission (CEA), Chairman of the Supervisory Board of Areva (Paris: CEI.PA), a global supplier of carbon-free power and electricity, and director of EDF, an electricity provider in Europe, North and South America, Asia, the Middle East and Africa. Previously he had an industrial career with Schlumberger Limited (NYSE: SLB), an oilfield services provider in Europe, the United States, Japan and China. Dr. Colombani graduated from École Normale Supérieure at Saint-Cloud in France, holds a Ph.D. in nuclear physics from the University of Paris Sud and performed post-doctoral work in France and California.

The qualifications of Dr. Colombani identified by the Board include the following: Dr. Colombani has extensive international energy industry experience as a result of his work with Schlumberger Limited, AT Kearney Paris, and as a member of the French Academy of Technology. Dr. Colombani has important government experience and relationships, particularly in light of his service as Chairman and Chief Executive Officer of the French Atomic Energy Commission from January 2000 to December 2002. Dr. Colombani also has a doctorate and post-doctoral experience in nuclear science and corporate management perspective and experience gained from years of service on other international boards of directors and in various advisory positions. The Board has determined that Dr. Colombani qualifies as an independent director.

J.I. "Chip" Everest, II.    Mr. Everest, 54, has served on the Board since July 2007. From July 2007 through February 2009, Mr. Everest held the office of Vice Chairman of the Company. Prior thereto, Mr. Everest served as our Executive Vice President and Chief Financial Officer from 2005 until July 2007. From 1989 to 1992, Mr. Everest was the Director of Finance and Corporate Development at USPCI, a Union Pacific Corporation hazardous waste company. He became Vice President, Finance at ECDC Environmental in 1992 after its acquisition by USPCI and Laidlaw Environmental. In 1997, Mr. Everest co-founded ISG Resources, Inc., a provider of coal combustion products management and marketing services to the electric power industry, after acquiring JTM Industries from Laidlaw. In 2002, Headwaters Incorporated (NYSE: HW), a global company providing products, technologies and services in the building products, construction material and energy industries, acquired ISG and Mr. Everest became the Vice President of Corporate Development and Treasurer at Headwaters Incorporated. In 2003 Mr. Everest co-founded Western Pacific Group, a small private equity fund focused on making long-term investments in a wide cross section of companies and real estate. Mr. Everest is a member of the British North American Committee of the Atlantic Council. Mr. Everest holds a Bachelor of Arts degree from Southern Methodist University and a Masters of Business Administration degree from the University of Texas.

The qualifications of Mr. Everest identified by the Board include the following: Mr. Everest has extensive knowledge of the Company's unique challenges, regulatory environment, and history as a result of being an executive officer of the Company from 2005 through February 2009. Mr. Everest also has extensive management experience at companies in related industries, such as USPCI, ISG Resources, Inc. and Headwaters Incorporated, as well as finance and private equity experience. Mr. Everest also has valuable relationships with key government representatives and influential local and national industry and government leaders.

David J. Lockwood.    Mr. Lockwood, 51, has served on the Board since November 2010. Mr. Lockwood has been a partner of ValueAct Capital, an investment management firm, since 2007. Prior to that, Mr. Lockwood was Chairman and CEO of Liberate Technologies (NYSE: LBRT), a provider of software to digital media companies, from 2003 to 2006. From 2001 to 2003, Mr. Lockwood was CEO and President of Intertrust (NYSE: ITRU), a company that develops software for digital rights management and licenses intellectual property. Mr. Lockwood has also held a number of positions in the financial services industry, including Managing Director at Goldman Sachs. Currently, Mr. Lockwood serves as a director of Steinway Musical Instruments, Inc. (NYSE: LVB), a manufacturer of musical instruments, and BigBand Networks, Inc. (NYSE: BBND), a leader in digital video networking. He is also a lecturer at the Stanford Graduate School of Business. Mr. Lockwood holds a Bachelor of Arts degree from Miami University (Ohio) and a Masters of Business Administration degree from the Graduate School of Business of the University of Chicago.

The qualifications of Mr. Lockwood identified by the Board include the following: Mr. Lockwood has significant financial, executive management, business, and corporate governance experience as a result of his years of experience as an investment manager, investment banking executive and CEO of two public technology companies. Mr. Lockwood also has significant board experience and has lectured in investing and corporate governance at the Stanford Graduate School of Business. The Board has determined that Mr. Lockwood qualifies as an independent director.

Clare Spottiswoode, CBE.    Ms. Spottiswoode, 58, has served on the Board since July 2009. Ms. Spottiswoode was appointed as Chair of EnergySolutions EU Limited in January 2010. From November 2006 to December 2009, she served as the first policyholder advocate representing the interests of with-profits policyholders in Norwich Union's (a subsidiary of Aviva p.l.c. (NYSE: AV)) proposed reattribution of inherited estates. From 2000 through 2009, she held a number of non-executive directorships, including Deputy Chair of Bergesen Worldwide Gas, a gas and shipping company, Deputy Chair of British Energy (a subsidiary of Électricité de France (Paris: EDF.PA)), a company that owns nuclear power stations and provides businesses with electricity, director of GEM BioFuels (AIM: GBF), a green energy company that converts bio fuels into diesel, and director of Advanced Technology (UK) p.l.c., a communications software provider. Ms. Spottiswoode served as Director General of Ofgas, the regulator of the gas industry in the United Kingdom from 1993 to 1998. During her career, she has also acted as an economist at HM Treasury, the United Kingdom's economic and finance ministry responsible for formulating and implementing the Government's financial and economic policy, lectured at London Business School, and set up and managed private business interests. Currently, Ms. Spottiswoode is a non-executive director of Ilika, p.l.c., a research and development company, a non-executive director of Tullow Oil p.l.c. (LSE: TLW.L), an oil and gas exploration and production company, and chair of Gas Strategies Limited, an energy consultancy. Ms. Spottiswoode is also a member of Future Banking Commission, a commission established to inform a new United Kingdom government what it might consider to reform the banking system by summer 2011.

The qualifications of Ms. Spottiswoode identified by the Board include the following: Ms. Spottiswoode has significant executive management, regulatory, corporate governance and board level experience in related industries in the United Kingdom, a strategically important area for significant operations of the Company. Ms. Spottiswoode also has strong relationships with influential government, academic, and industry leaders in the United Kingdom.

Robert A. Whitman.    Mr. Whitman, 57, has served on the Board since July 2008. Mr. Whitman has been a director of Franklin Covey Co. (NYSE: FC), a global consulting and training company, since May 1997 and has served as Chairman of its board of directors since June 1999 and Chief Executive Officer since January 2000. Mr. Whitman served as a director of Covey Leadership Center from 1994 to 1997. Prior to joining the Franklin Covey Co., Mr. Whitman served as President and Co-Chief Executive Officer of The Hampstead Group, a provider of consulting services to the housing industry, from 1992 to 2000. Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and a Masters of Business Administration degree from Harvard Business School.

The qualifications of Mr. Whitman identified by the Board include the following: Mr. Whitman has strong executive management, accounting and business skills arising from his extensive experience in executive and board level positions with Franklin Covey Co. and his related educational background. The Board has determined that Mr. Whitman qualifies as an independent director.

David B. Winder.    Mr. Winder, 72, has served on the Board since our initial public offering in November 2007. Mr. Winder was a certified public accountant with KPMG LLP, as an employee from 1963 to 1972 and as a partner from 1972 until his retirement in 1997. Since his retirement from KPMG, Mr. Winder was Executive Director, Department of Community and Economic Development for the State of Utah from March 1997 to April 2002 and Special Assistant to the Governor of the State of Utah from April 2002 to March 2004, where he was responsible for various projects following the Olympic Games in Salt Lake City. Since November 2002, Mr. Winder also has been a consultant to various for-profit and not-for-profit organizations. Mr. Winder is currently a director and chair of the audit committee of GE Capital Financial, Inc., the industrial bank subsidiary of GE Capital Inc., a subsidiary of General Electric Company (NYSE: GE), and of Alsco, Inc., a textile services company. Mr. Winder is a member of the board of directors, past board president and audit committee chair of the Utah Retirement Systems and Public Employees Health Program. He is the chair of the board of directors of the Utah chapter of the National Association of Corporate Directors (NACD). Mr. Winder received an A.B. degree in Social Sciences from Stanford University with highest honors.

The qualifications of Mr. Winder identified by the Board include the following: Mr. Winder has strong management, business and accounting skills as a result of his years of work with KPMG, service as executive director of the Utah Department of Community and Economic Development and other roles. Mr. Winder provides to the Board important accounting experience and strong relationships with key government leaders. The Board has determined that Mr. Winder qualifies as an independent director.

The Board of Directors unanimously recommends that stockholders vote "FOR" each of the nine directors nominated by the Board.

CORPORATE GOVERNANCE

Governance Principles

Our Corporate Governance Guidelines and Principles, our Code of Conduct, the charters of our Audit Committee, Compensation Committee, Corporate Responsibilities Committee and Nominating and Governance Committee and other corporate governance information are published in the Investor Relations section of EnergySolutions' website under Corporate Governance at www.energysolutions.com. These materials are also available in print to any stockholder upon written request to the Company's Corporate Secretary, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission. The Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines and Principles, committee charters and key practices as warranted.

Director Independence

Since its initial public offering in 2007, the Company has been required to comply with the requirements of the NYSE Listing Rules with respect to our Board consisting of a majority of "independent directors" and the related rules covering the independence of directors serving on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. In February 2011, the Board affirmatively determined that J. Barnie Beasley, Jr., Pascal Colombani, David Lockwood, Steven R. Rogel, Robert A. Whitman, and David B. Winder qualify as independent directors. Val Christensen, J.I. "Chip" Everest, II and Clare Spottiswoode are considered inside directors. The Board has established guidelines to assist in determining director independence, which conform to the independence requirements in the NYSE Listing Rules. Our independence guidelines are set forth in our Corporate Governance Guidelines and Principles. Our independent directors meet our independence guidelines. All members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

Meetings of Non-Management and Independent Directors

Non-management directors meet without management present a minimum of four times per year. Additionally, if any of the non-management directors do not qualify as an "independent director" as set forth in the Corporate Governance Guidelines and Principles, at least two additional executive sessions are held annually, attended only by independent directors. The non-management and independent directors may meet without management present at such other times as determined by a majority of the non-management or independent directors, as applicable, or by the current presiding non-management or independent director. Mr. Rogel, Chairman of the Board, presides at such meetings.

Code of Conduct

The Board of Directors has adopted a written Code of Business Conduct and Ethics and a Supplemental Code of Conduct for the CEO and Senior Officers (collectively referred to herein as the "Codes"), both of which are published on EnergySolutions' website at www.energysolutions.com in the Corporate Governance section under Investor Relations and which are available in print to any stockholder upon written request. Any and all amendments to the Codes will be published on EnergySolutions' website at the link previously listed.

The Company requires all directors, officers and employees to act ethically at all times in accordance with the Codes. The Codes require avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company's best interest.

Under the Board's Corporate Governance Guidelines and Principles, any waiver of any ethics policy for any director or executive officer must be approved by the Board and promptly disclosed on EnergySolutions' website. If an actual or potential conflict of interest arises for a director, the director is required to promptly inform the CEO and the Company's General Counsel. If a significant conflict exists and cannot be resolved, the director should resign. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Stockholder and Other Interested Party Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101. All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same person, or an associated person, within the past 90 days.

The Role of Consultants

In July 2010, the Compensation Committee selected and directly retained the services of Pearl Meyer & Partners, an independent executive compensation consulting firm, on a range of external market factors, including evolving compensation trends, appropriate comparison companies and market survey data. Pearl Meyer & Partners provides general observations on the Company's compensation programs, but it does not determine or recommend the amount of compensation for any executives. No member of the Company's executive management, including any named executive officer will have contact or communications with Pearl Meyer & Partners, unless Pearl Meyer & Partners is specifically directed to work with management to ensure support for the Compensation Committee. Pearl Meyer & Partners agrees to advise the Chair of the Compensation Committee if any potential conflicts of interest arise that could cause Pearl Meyer & Partners' independence and loyalty to be questioned, and agrees not to undertake any projects for the Company's management except at the request of the Compensation Committee Chair as an agent for the Compensation Committee. During 2010, Pearl Meyer & Partners did not undertake any projects for the Company's management.

Lead Director

Mr. Rogel currently serves as the Chairman of the Board in a non-executive capacity and acts as the lead independent director for the Board. As Chairman of the Board, Mr. Rogel has a number of responsibilities, which include setting board meeting agendas in collaboration with the CEO, presiding at Board meetings, executive sessions and the Annual Meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board.

Board Role in Risk Oversight

The Board is actively involved in oversight of the processes for assessing and managing risks that could affect the Company. Part of the Board's role is to periodically review the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Company's business, and the implementation by management of appropriate systems to manage such risks. The Board fulfills its risk oversight responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors.

When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board. For example, the Audit Committee is tasked with oversight of risks to the Company such as those relating to the quality and integrity of the Company's financial reports, the independence and qualifications of the Company's independent registered public accounting firm, inquiries into allegations related to ethical, accounting and legal concerns, and compliance by the Company with governing financial laws and regulations. As another example, the Nominating and Governance Committee is tasked with overseeing risks such as succession planning and compliance with the Company's governance documents. As a further example, the Compensation Committee is tasked with overseeing risks such as those as relating to employment policies and the Company's compensation and benefits systems. As a final example, the Corporate Responsibilities Committee is tasked with overseeing non-financial risks including legislation, regulation and policy issues, natural disaster and terrorism mitigation, shifts in industry trends and risks posed by competitors. Each of these committees satisfies its oversight responsibilities through regular reports from officers of the Company responsible for each of these risk areas, regular meetings to discuss and analyze such risks, and, when necessary, consultation with outside advisors.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board as described below under Identifying and Evaluating Nominees for Director. In evaluating those recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under Director Qualifications below. Any stockholder wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing indicating the candidate's qualifications and other relevant biographical information and provide confirmation of the candidate's consent to serve as director. This information should be addressed to EnergySolutions, Inc. Attn: Corporate Secretary, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

Director Qualifications

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board at least annually. Currently, there is no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating and Corporate Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of our Board may vary in light of its composition and the Nominating and Corporate Governance Committee's perceptions about future issues and needs. Although there is not a formal list of qualifications, the factors evaluated by the Nominating and Corporate Governance Committee may include, among others, the following: diversity, skill, judgment, integrity, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise, high moral character and the absence of any potential conflicts with the Company's interests.

Board Diversity

In identifying nominees, the Nominating and Corporate Governance Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion, and other traits typically associated with the term "diversity." As described in "Director Qualifications" above and "Identifying and Evaluating Nominees for Director" below, the Nominating and Corporate Governance Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills, but has not adopted any formal policy.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through various means, including current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board. If a stockholder properly recommends an individual to serve as a director to the Nominating and Corporate Governance Committee, all recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at a meeting prior to the issuance of the proxy statement for the next Annual Meeting. Any materials provided by a stockholder in connection with the recommendation of a director candidate are forwarded to the Nominating and Corporate Governance Committee, which will consider the recommended candidate in light of the director qualifications discussed above. The Nominating and Corporate Governance Committee also reviews materials provided by professional search firms, if applicable, or other parties in connection with a candidate who is not proposed by a stockholder. In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

BOARD OF DIRECTORS AND COMMITTEES

Our Board of Directors currently consists of nine directors. The Board held seven meetings during 2010. No director attended fewer than 75% of the Board meetings or committee meetings on which the director serves. It is the Board's policy that the directors should attend our Annual Meeting absent exceptional cause. Dr. E. Gail de Planque (who previously served as a director until her death in September 2010), Ms. Spottiswoode and Messrs. Beasley, Christensen, Colombani, Everest, Rogel and Winder attended our 2010 Annual Meeting.

The Board's standing committees include: the Audit Committee, the Compensation Committee, the Corporate Responsibilities Committee, and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of its four standing committees, and those charters are published in the Investor Relations section of EnergySolutions' website under Corporate Governance at www.energysolutions.com. All members of the Audit Committee, the Compensation Committee and Nominating and Corporate Governance Committee are independent directors.

Audit Committee

The Audit Committee has responsibility for, among other things: (1) overseeing management's maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices; (2) overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning; (3) reviewing our annual and quarterly financial statements prior to their filing and prior to the release of earnings; and (4) selecting, appointing and evaluating the independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm.

The Board of Directors has determined that each of the members of the Audit Committee is independent. Mr. Beasley, Mr. Whitman and Mr. Winder currently serve on the Audit Committee. Mr. Whitman serves as the Committee Chair. The Board has determined that Messrs. Beasley, Whitman, and Winder are "financial experts," as that term is defined by the applicable SEC and NYSE rules. No member of the Audit Committee serves on the audit committee of more than three public companies, including the Company. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The Audit Committee held ten meetings in 2010.

Compensation Committee

The Compensation Committee has responsibility for, among other things: (1) reviewing key employee compensation policies, plans and programs; (2) monitoring performance and compensation of our officers and other key employees; (3) preparing recommendations and periodic reports to the Board concerning these matters; (4) reviewing director compensation annually; and (5) administering the 2007 Equity Incentive Plan and annual non-equity incentive plans.

The Board of Directors has determined that each of the members of the Compensation Committee is independent. Mr. Lockwood, Mr. Rogel and Mr. Whitman currently serve on the Compensation Committee, with Mr. Lockwood serving as the Committee Chair. (During 2010, Mr. Rogel served as the Committee Chair until his appointment as Chairman of the Board in February, at which time Mr. Lockwood was appointed Committee Chair.) The Compensation Committee, by resolution approved by a majority of the Compensation Committee, may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of one or more members of the Compensation Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC, IRS and the NYSE. The Compensation Committee held nine meetings in 2010.

Additional information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Corporate Responsibilities Committee

The Corporate Responsibilities Committee has responsibility, among other things, to: (i) review and monitor the Company's government relations and communications strategy and activities; (ii) assist the Board in fulfilling its responsibilities to oversee and monitor the Company's policies, procedures and programs with respect to regulatory compliance, environmental, health and safety matters and associated risk management, and enterprise risk management matters not assigned to the Audit Committee; (iii) review and monitor the Company's support of charitable, civic, educational and philanthropic contributions and activities, directly or through the EnergySolutions Foundation or otherwise; and (iv) review and take action as appropriate concerning current and emerging strategic issues and trends relating to corporate citizenship and responsibility, including social, political and public policy that may have an impact on the Company's operations, financial performance or public image.

Messrs. Beasley, Colombani, Everest and Ms. Spottiswoode currently serve on the Corporate Responsibilities Committee, with Mr. Beasley serving as the Committee Chair. Messrs. Clements and Winder served as members of the Committee until May 2010. The Corporate Responsibilities Committee held five meetings in 2010.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has responsibility for, among other things: (1) recommending persons to be selected by the Board as nominees for election as directors and to fill any vacancies on the Board; (2) considering and recommending to the Board qualifications for the position of director and policies concerning the term of office of directors and the composition of the board; and (3) considering and recommending to the Board other actions relating to corporate governance.

The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee are independent. Mr. Colombani, Mr. Rogel and Mr. Winder currently serve on the Nominating and Corporate Governance Committee, with Mr. Winder serving as the Committee Chair. (During 2010, Dr. de Planque served as Committee Chair until May, at which time Mr. Rogel was appointed Committee Chair.) The Nominating and Corporate Governance Committee held five meetings during 2010.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Company in 2010 or any time prior thereto. During 2010, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of our Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as "non-management directors." Non-management directors are those directors who are not executive officers of the Company or its affiliates. During 2010, J. Barnie Beasley, Jordan W. Clements, Pascal Colombani, E. Gail de Planque, J.I. "Chip" Everest, II, David Lockwood, Steven R. Rogel, Clare Spottiswoode, Robert A. Whitman and David B. Winder were non-management directors of the Company. In setting compensation for non-management directors, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required of directors by the Company.

In the case of directors who are executive officers for the Company or its affiliates, the Company provides no additional compensation for such director services. In 2010, Mr. Christensen and Mr. R Steve Creamer, our former Chief Executive Officer, were executive officers of the Company or its affiliates and, therefore, did not receive any compensation for their services as directors of the Company during periods they served as executive officers.

The Compensation Committee conducts an annual review of non-management director compensation and recommends any changes to the Board for the Board's consideration. In 2009, the Compensation Committee recommended to the Board and, on July 21, 2009 the Board adopted changes to our non-management director compensation that are designed to better achieve the Board's goals.

The compensation program for non-management directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of EnergySolutions' size and scope; compensation should align directors' interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The Company's compensation program for its non-management directors is comprised of the following compensation elements:

Cash Compensation

After July 21, 2009, each non-management director's annual cash compensation increased from $50,000 to $55,000, with $13,750 being paid each fiscal quarter. In addition, each non-management director is paid cash compensation of $1,250 for each committee meeting attended on which they are appointed to serve, and $2,000 for each Board meeting for which the director is required to travel across an ocean. Each committee chair is paid additional annual cash compensation of $10,000 for their service as a committee chair.

In March 2011, the Compensation Committee approved additional annual cash compensation of $72,000 for the Board's Chairman. The Compensation Committee also determined to make this annual cash compensation retroactive to the date Mr. Rogel was appointed Chairman in 2010.

Equity Compensation

Upon election and each year thereafter for so long as the director continues to serve, each non-management director is granted shares of the Company's common stock having a value of $75,000 on the grant date (calculated as the average closing share price for the 30 days prior to the grant date). Shares granted prior to July 21, 2009 vest over three years. Share grants after July 21, 2009 are not subject to vesting, but the shares may be subject to the Stock Retention Requirement described below. Any unvested restricted shares immediately and automatically vest as follows:

  (i)
  if the director is not reelected to the Board following the expiration of any term of office for which the director is elected;

  (ii)
  if the director is involuntarily removed from the Board for any reason other than the director (a) having been convicted of, or pleading guilty or nolo contendere to, any felony; (b) having engaged in any gross or willful misconduct, including the commission of any fraud, or (c) having perpetrated any fraud against the Company or any third party;

  (iii)
  if the director dies or because of sickness or disability is no longer able to complete a term of office for which the director has been elected;

  (iv)
  if the director is at least 60 years of age and elects to resign from the Board or not stand for reelection; or

  (v)
  upon a Change of Control (as defined in our 2007 Equity Incentive Plan).

 Table 1.1 Director Summary Compensation

The following summarizes the compensation paid by the Company to its non-management directors for the year ended December 31, 2010:

Name	Fees Earned or Fees Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
J. Barnie Beasley	93,750	74,893	—	168,643
Jordan W. Clements(2)	38,750	58,120	—	96,870
Pascal Colombani	74,346	63,203	—	137,549
E. Gail de Planque(3)	58,750	—	—	58,750
J.I. "Chip" Everest, II	62,500	63,203	—	125,703
David Lockwood(4)	9,167	81,212	—	90,379
Steven R. Rogel	93,750	72,756	—	166,506
Clare Spottiswoode	81,750	63,203	—	144,953
Robert A. Whitman	115,000	73,584	—	188,584
David B. Winder	97,500	81,212	—	178,712
(1)
The amounts reported in this column reflect the aggregate dollar amounts recognized for stock awards for fiscal year 2010 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Form 10-K in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" for the fiscal year ended December 31, 2010.

(2)
The compensation for Mr. Clements is listed for the period of January 1, 2010 through May 26, 2010, at which time Mr. Clements ceased being a director of the Company.

(3)
The compensation for Dr. de Planque is listed for the period commencing January 1, 2010 through her death in September, 2010.

(4)
The compensation for Mr. Lockwood is listed for the period beginning November 3, 2010, when he was appointed to the Board, through December 31, 2010.

Table 1.2 Non-Management Director Equity Holdings

The following table presents the number of vested and unvested stock awards held by each non-management director as of December 31, 2010.

Director	Number of Vested Shares of Stock as of December 31, 2010	Number of Unvested Shares of Stock as of December 31, 2010
J. Barnie Beasley	26,438	1,570
Pascal Colombani	15,723	6,011
J.I. "Chip" Everest, II	15,547	5,660
David Lockwood	15,352	—
Steven R. Rogel	23,507	—
Clare Spottiswoode	15,723	6011
Robert A. Whitman	15,778	1,133
David B. Winder	35,647	4,255

No Other Compensation

Non-management directors do not receive any non-equity incentive compensation and are not entitled to participate in or receive compensation from the Company's employee benefit programs.

Stock Retention Requirement

So long as a director serves on the Board, he or she is required to retain the ownership of and is required not to sell, assign, transfer or pledge any of the restricted shares granted to the director during the first two years of his or her service on the Board.

PROPOSAL TWO

NON-BINDING VOTE TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the 2011 fiscal year, which will include an audit of the consolidated financial statements and of the effectiveness of the Company's internal control over financial reporting. Ernst & Young LLP has audited the Company's financial statements since fiscal year 2004. For purposes of determining whether to select Ernst & Young LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements and our internal control over financial reporting for 2011, the Audit Committee conducted a thorough review of Ernst & Young LLP's performance. The Committee considered:

  •
  Ernst & Young LLP's performance on the 2010, 2009, 2008, and 2007 audits, including the quality of the engagement team and the firm's experience, client service, responsiveness and technical expertise;

  •
  Ernst & Young LLP's leadership, management structure, client and employee retention and compliance and ethics programs;

  •
  Ernst & Young LLP's record against comparable accounting firms in various matters, such as regulatory, litigation and accounting matters;

  •
  the PCAOB Report on 2009 Inspection of Ernst & Young LLP;

  •
  the firm's financial strength and performance; and

  •
  the appropriateness of fees charged.

Ernst & Young LLP representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2011 fiscal year.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee was formed on November 20, 2007, the date of the completion of our initial public offering. Since that time, the Audit Committee has pre-approved all audit and non-audit services provided by Ernst & Young LLP. In accordance with the Audit Committee's pre-approval policy, the Audit Committee pre-approves all permissible non-audit services and all audits, review or attest engagements.

The following table presents fees billed for professional audit services and other services rendered to EnergySolutions by Ernst & Young LLP for the years ended December 31, 2010 and 2009 (in thousands of dollars):

	2010	2009
Audit fees(1)	$2,463	$1,895
Audit-related fees(2)	$520	$23
Tax fees(3)	$310	$617
All other fees(4)	$2	$7

Total	$3,295	$2,542

(1)
Audit fees include audits of consolidated financial statements, statutory audits, quarterly reviews, reviews of registration statement filings, comfort letters and consents related to SEC filings.
(2)
Audit-related fees include services for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under "audit fees."
(3)
Tax fees include professional services related to preparation of certain U.S. and international tax filings and tax planning and advice.
(4)
All other fees include other services that do not meet the above category descriptions.

Our Audit Committee has adopted restrictions on our hiring of any Ernst & Young LLP partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the Company's financial statements. The Committee also requires key Ernst & Young LLP partners assigned to our audit to be rotated at least every five years.

Audit Committee Report

The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the consolidated financial statements and for the public reporting process. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with U.S. generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended December 31, 2010. The Audit Committee has discussed with Ernst & Young LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board with respect to Ernst & Young LLP's independence, and the Audit Committee has discussed with Ernst & Young LLP that firm's independence with respect to the Company. The Audit Committee has concluded that Ernst & Young LLP's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young LLP's independence.

Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the year ended December 31, 2010 be included in the Company's Annual Report on Form 10-K for 2010.

This report is provided by the following directors, who comprise the committee:

Robert A. Whitman, Committee Chair
J. Barnie Beasley
David B. Winder

PROPOSAL THREE

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors recommends that stockholders approve in a non-binding advisory vote the Company's named executive officer compensation as reported in this Proxy Statement. As described below in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to provide an overall total direct compensation package that enables us to attract and retain talented employees, provide incentives for performance and create long-term value for our stockholders. The Company's executive compensation programs have a number of features designed to promote these objectives.

The Board urges stockholders to read the Compensation Discussion and Analysis, which describes in more detail how the Company's executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 23 through 41 of this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), and as a matter of good corporate governance, we are asking stockholders to approve the following non-binding advisory resolution at the Annual Meeting:

  RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2011 Annual Meeting of Stockholders.

This resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

The Board of Directors unanimously recommends that stockholders vote "FOR" the approval of the compensation of the Company's named executive officers.

PROPOSAL FOUR

NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to recently adopted Section 14A of the Exchange Act, this Proposal Four asks stockholders to vote on whether future non-binding advisory votes on named executive officer compensation should occur every year, every other year or every three years.

After careful consideration, the Board of Directors has determined that holding a non-binding advisory vote on executive compensation every year (annually) is the most appropriate policy for the Company at this time, and recommends that future non-binding advisory votes on named executive officer compensation occur every year. While the Company's executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the "say-on-pay" non-binding advisory vote provisions are new, holding an annual non-binding advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. Stockholders should note, however, that many elements of our executive compensation programs are designed to be implemented over a period longer than one year and that the non-binding advisory vote on named executive officer compensation occurs well after the beginning of the compensation year. Given the long-term nature of certain components of our executive compensation programs and the timing of annual stockholder meetings, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's non-binding advisory vote on named executive officer compensation by the time of the following year's annual meeting of stockholders. Although the Board believes that holding a non-binding advisory vote on named executive officer compensation every year currently reflects the appropriate balance, the Board will periodically reassess that view and will consider providing for a less frequent basis if there are minimal changes in the Company's executive compensation programs or other circumstances suggest that such a vote would be appropriate.

This vote on the frequency of future non-binding advisory votes on executive compensation is non-binding on the Board. Stockholders will be able to specify one of four choices for this proposal on the proxy card: "every year," "every other year," "every three years" or "abstain." Stockholders are not voting to approve or disapprove the Board's recommendation.

The Board of Directors unanimously recommends that stockholders vote to conduct future non-binding advisory votes on named executive officer compensation every year.

EXECUTIVE OFFICERS

In addition to Val J. Christensen, whose biographical information is set forth above, the following individuals serve as executive officers of the Company:

William R. Benz, Executive Vice President and Chief Financial Officer.    Mr. Benz, 60, was appointed as Executive Vice President and Chief Financial Officer in December 2010. Prior to this appointment, Mr. Benz served as the Company's Interim Chief Financial Officer since September 17, 2010. Mr. Benz has been a partner at Tatum, LLC, a national financial executive services firm, since 2000. From 2009 to 2010, Mr. Benz served as Interim Chief Financial Officer for APX Alarm Security Solutions, Inc., a national residential security company. From 2006 to 2008, Mr. Benz served as Chief Executive Officer of Noah Corporation, a company providing multi-use facilities in the hospitality industry. Prior to that, he served as a Financial Advisor for Logical Apps from 2005 to 2006. Mr. Benz also previously served as Chief Financial Officer for Metlife Healthcare, FHP International, and Western Digital Corporation. Mr. Benz received a Bachelor of Science degree in Electrical Engineering and Computer Sciences from University of California Los Angeles and a Masters in Business Administration from California State University Long Beach.

David Angerbauer, Executive Vice President, General Counsel and Corporate Secretary.    Mr. Angerbauer, 51, was appointed as Executive Vice President, General Counsel and Corporate Secretary in April 2011. Prior to this appointment, Mr. Angerbauer was a partner in the law firm of Holland & Hart LLP, a Denver, Colorado based firm with offices in seven states and Washington, D.C., since 1995. Before joining the Company, Mr. Angerbauer had 25 years of experience as a corporate attorney and business advisor representing U.S. and international public and private companies in securities, mergers & acquisitions, corporate governance and commercial transactions. Mr. Angerbauer is licensed to practice in New York and Utah. He received a Bachelors of Arts degree in Finance from the University of Utah, a Masters of Business Administration degree from the Graduate School of Business, University of Utah, and a Juris Doctor degree from the S.J. Quinney School of Law, University of Utah.

John A. Christian, President, Long-Term Stewardship Group.    Mr. Christian, 53, was appointed as President, Long-Term Stewardship Group, in March 2010. Prior to this appointment, he served as President, Commercial Services, since March 2006 when he joined the Company as part of the BNG America, LLC acquisition. Prior to the acquisition, Mr. Christian served in various executive positions within BNG America from 2000 to 2006 including Chief Operating Officer from 2003 to 2006. He received a Bachelor of Science degree in Engineering from Duke University and a Master of Engineering degree from University of Florida.

Mark Morant, President, Global Commercial Group.    Mr. Morant, 53, was appointed as President, Global Commercial Group in November 2010. Prior to this appointment, he served as President, International Group, since 2007. From 1991 to 2007, Mr. Morant served as Managing Director of Magnox Electric (now owned by EnergySolutions EU Limited), Managing Director of Alfa, a division of British Nuclear Fuels Limited that managed liabilities and contract performance, and Director of Privatization, a group that helped transition British Nuclear Fuels Limited from a public company to a private company. Prior to those positions, Mr. Morant worked for a European change management consultancy supporting clients in the nuclear, aerospace, transport and engineering industries. Mr. Morant has been a Fellow of the Institute of Chartered Accountants since 1981 and a member of the Institute of Directors, a professional membership organization comprised of business leaders, since 2005. Mr. Morant received a B.S.c in Economics from Nottingham University.

Alan Parker, President, Government Group.    Mr. Parker, 57, was appointed as President, Government Group, in March 2010. Prior to this appointment, Mr. Parker served as Executive Vice President supporting the Company's International Division from December 2008 to March 2010 and Chief Operating Officer from November 2006 to December 2008. Before joining the Company, Mr. Parker served as President, Federal Group of CH2M Hill, a global company engaged in engineering, consulting and construction, from 2005 to 2006 and Chief Executive Officer of CH2M Hill-Washington Group Idaho, a joint venture entity, from 2004 to 2005. Prior to that, Mr. Parker was Chief Executive Officer of Kaiser-Hill, LLC (a subsidiary of the Kaiser Group Holdings, Inc. (NASDAQ: KGHI)), the prime contractor for the Department of Energy's $7 billion closure of the Rocky Flats site from 2001 to 2004. Mr. Parker also has 20 years of experience in various project management and executive positions with Morrison Knudsen Corporation, a construction company (acquired by Washington Group International, which was later acquired by URS Corporation (NYSE: URS)). Mr. Parker received a

Bachelor of Science degree in Mining Engineering from the University of Idaho and a Master of Studies in Nuclear Waste Management from Idaho State University.

Mr. R Steve Creamer was our Chief Executive Officer and Chairman until February 18, 2010, and Mr. Mark C. McBride was our Chief Financial Officer until September 17, 2010. This Proxy Statement includes historical compensation and other information with respect to Messrs. Creamer and McBride because they served as named executive officers during 2010, but it does not include current or prospective information because of the termination of their employment.

EXECUTIVE COMPENSATION

Compensation Policies and Procedures

The Compensation Committee has reviewed the Company's compensation program as it relates to all of the Company's full-time employees and believes there is no material adverse risk in the program. As a matter of best practice, the Compensation Committee continues to monitor the Company's compensation program as part of its risk oversight activities to ensure that the compensation program continues to align the interests of our employees with those of our long-term stockholders while avoiding unnecessary or excessive risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement for its 2011 Annual Meeting of Stockholders, to be filed with the SEC.

This report is provided by the following directors, who comprise the committee:

David Lockwood, Committee Chair
Steven R. Rogel
Robert A. Whitman

Compensation Discussion and Analysis

A.    EXECUTIVE SUMMARY

The following discussion and analysis provides information regarding the Company's executive compensation objectives, principles, procedures, practices and decisions, and is provided to give perspective to the numbers and narratives that follow in the tables in this section. Compensation of the following named executive officers of the Company will be addressed:

Name of Officer	Position
Val John Christensen	President; Chief Executive Officer since February 18, 2010
William R. Benz	Interim Chief Financial Officer since September 17, 2010; Executive Vice President and Chief Financial Officer since December 1, 2010
John A. Christian	President, Long-Term Stewardship Group
Mark Morant	President, Global Commercial Group
Alan Parker	President, Government Group
R Steve Creamer	Former Chief Executive Officer through February 18, 2010
Mark C. McBride	Former Executive Vice President and Chief Financial Officer through September 17, 2010

The goal of our named executive officer compensation program is the same as our goal for operating the Company—to create long-term value for our stockholders. Our executive compensation programs are designed and implemented to reward our named executive officers for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, performance-based incentive compensation, equity-based compensation, retirement and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive's contribution to the Company.

The Company's financial performance for 2010 was mixed, with revenue in each of our financial reporting segments increasing from fiscal year 2009. However, the Company also experienced an increase in corporate selling, general and administrative expense. The Compensation Committee, applying its discretion regarding exclusion of non-recurring items (i.e., restructuring costs, severance, and goodwill write down) from the definition of Adjusted EBITDA, determined that the Adjusted EBITDA target was met for 2010, and incentive compensation was paid out to all eligible employees.

During 2010, the Company realigned executive management and senior management to reflect ongoing changes in business opportunities, priorities and strategies. In addition, the Company began to realign its business units into three groups to better serve our customers, as follows: a Global Commercial Group, a Governmental Group and a Long-Term Stewardship Group.

B.    EXECUTIVE COMPENSATION OBJECTIVES

The Company's goal for executive compensation is to attract and retain a talented, entrepreneurial and creative team of executives who will provide the leadership for the Company's growth and success in its dynamic, highly-specialized markets.

Our Corporate Governance practices emphasize variable pay elements and the compensation program includes only a limited number of perquisites to our named executive officers. Additionally, we expect that no named executive officer will be under contract with the Company by December 31, 2011, and we do not anticipate entering into any contracts with existing or new executives in the future.

C.    EXECUTIVE COMPENSATION OVERVIEW

  1.
  Executive Compensation Components

    The compensation program for the named executive officers consists of the following components:

    •
    Base salaries;

    •
    Annual performance-based cash incentive awards pursuant to the Company's Executive Bonus Plan (the "Bonus Plan");

    •
    Equity awards ("Equity Awards") pursuant to the EnergySolutions, Inc. 2007 Equity Incentive Plan (the "2007 Plan"); and

    •
    Benefits and limited perquisites.

  2.
  Introduction of Performance-Based Options and Restricted Stock Grants

    In 2010, the Compensation Committee determined to include performance-based features in its Equity Awards, including the following:

    •
    "Performance-Based Restricted Shares" are grants of common stock to named executive officers that are forfeited to the Company if either (a) the Company does not achieve 90% of its EBITDA (earnings before interest, taxes, depreciation and amortization) target for 2010, or (b) the officer's employment is terminated prior to vesting of the shares, which vesting occurs all on the third anniversary of the grant date; and

    •
    "Performance-Based Options" are options to purchase common stock that become exercisable only if both of the following occur: (a) the Company achieves 90% of its EBITDA target for 2010, and (b) the officer remains employed with the Company through the third anniversary of the grant date. The 2010 Performance-Based Options have an exercise price between $6.00 and $6.75 per share (depending on the date of grant for continuing or recently hired named executive officers), which represents the fair value on the grant date, and expire 10 years after grant, unless earlier terminated. The number of shares awarded was interpolated based on EBITDA performance between 90% and 100% of target.

    Equity Awards in 2010 also included "Time-Based Restricted Shares," which are grants of common stock to named executive officers that are forfeited to the Company if the officer's employment is terminated prior to vesting of the shares, which vesting occurs ratably over three years on each anniversary of the grant date.

    The Compensation Committee determined to include a performance feature in the Equity Awards granted to named executive officers in 2010. This feature made the award valuable only if the Company achieved 90% of a target EBITDA threshold in 2010 (or 90% of business unit operating income in 2010 in the case of business unit executives), in order to ensure that the executives were focused on the financial performance of the Company or their respective business unit in the current fiscal year. Each of the Equity Awards granted in 2010 also includes a time-based vesting component in order to provide incentive for the executives to remain with the Company over time and focus on the value of the stock over time. Finally, the Equity Awards consist of common stock, or options to purchase common stock at an exercise price of grant date market value, which aligns the interest of the executives with the long-term value of the stockholders because the awards increase in value, or in the case of the stock options, only have value as the market price of the common stock increases.

    In July, 2010, the Compensation Committee began a review of the design of the annual performance-based cash incentive plan and the long-term incentive plan to evaluate and determine the appropriate alignment with business results and the objectives for the compensation program. Based on its review, the Compensation Committee determined that performance-based features should apply to 25% of the 2011 Equity Awards and that the performance period would be three years. The Committee determined that heavier reliance on performance-based features was uncompetitive with peer group practices. The actual number of shares earned will be based upon a three-year cumulative EBITDA target that is aligned with the company's long-term strategic and financial plans.

    Equity Awards in 2011 also include "Time-Based Restricted Shares" and "Time-Based Options," which are grants of common stock and stock options to named executive officers that are forfeited to the Company if the officer's employment is terminated prior to the vesting of the shares or the stock options, which vesting occurs ratably on March 1 of the next three years. Similar to the Time-Based Restricted Shares granted in 2010, these time-based vesting components provide incentive for the executives to remain with the Company over time and focus on the value of the stock over time.

  3.
  CEO Compensation

    Mr. Christensen.

    In April 2010, Mr. Christensen's base salary was increased to $750,000, retroactive to February 18, 2010, the date on which he was appointed Chief Executive Officer, to be consistent with that of the former Chief Executive Officer and to be comparable with the compensation of Peer Group chief executive officers (see The Role of Peer Groups and General Industry Surveys discussion for a list of peer group companies). In addition, Mr. Christensen's target performance-based incentive compensation pursuant to the Bonus Plan increased to 100% of base salary, consistent with that of the former Chief Executive Officer. The performance-based incentive compensation opportunity is designed to motivate and reward Mr. Christensen for achievement of Company financial and operational goals.

    In addition, Mr. Christensen was granted the following performance-based and time-based Equity Awards in order to continue to appropriately balance and align his interests with the short-term and long-term performance of the Company:

    •
    31,250 Performance-Based Restricted Shares;

    •
    187,500 Performance-Based Options; and

    •
    81,250 Time-Based Restricted Shares.

    Equity Awards are designed to ensure that Mr. Christensen's compensation is tied to the financial performance of the Company, his continued employment with the Company and the long-term increase in the market price of the common stock of the Company.

    Mr. Christensen's 2011 compensation program is focused on long term value as he is responsible for the long term strategy of the Company as our President and Chief Executive Officer. In addition, Mr. Christensen's 2011 compensation program is designed to reward him for his ongoing service to the Company and to provide economic incentive to him to focus on the financial performance of the Company and the stock price over a multi-year period.

    Mr. Creamer.

    On February 18, 2010, Mr. Creamer resigned from the Company and was paid $239,498, representing earned salary through the date of his resignation, a payout of accrued PTO and holiday benefits, a prorated car allowance and 401K contribution. In addition, in March 2011, Mr. Creamer was paid a prorated performance bonus of $75,000.

  4.
  Employment Agreements with Named Executive Officers

    In 2009, the Compensation Committee determined to move away from written employment agreements with its new executive officers. Consistent with this position, the Compensation Committee did not offer a written employment agreement to the Company's current Chief Financial Officer, Mr. Benz, nor did the Company offer a written employment agreement to the Company's former Chief Financial Officer, Mr. McBride. In addition, the Company chose not to extend the employment agreement for Mr. Morant when it expired by its terms in 2009. The Company did, however, enter into an agreement with Mr. Morant providing for severance benefits as discussed below. The employment agreement for Mr. Creamer also expired by its terms on January 31, 2010, prior to the termination of his employment.

    The Company is currently a party to an employment agreement with the following named executive officers:

    •
    Mr. Christensen:  The employment agreement with Mr. Christensen was amended on April 8, 2010, to address changes associated with his change in position and expires on December 31, 2011.

    •
    Mr. Christian:  The employment agreement with Mr. Christian was amended on May 8, 2008, to address changes associated with his change in position and expires on December 31, 2011.

    •
    Mr. Parker:  The employment agreement with Mr. Parker was amended on April 1, 2008, to address changes associated with his change in position and expires on December 31, 2011.

    The Company may, but consistent with the Compensation Committee's decision in 2009, does not currently intend to replace or extend existing employment agreements when they expire. Each of the employment agreements, as amended, identifies a minimum annual base salary to be paid to the officer during the term of the agreement and an annual performance-based incentive compensation opportunity the Company is required to provide, stated as a percentage of salary.

    In addition each remaining employment agreement provides that if the named executive officer's employment is terminated without cause or if he terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive his then current base salary for 12 months (18 months in case of Mr. Parker), a pro-rata portion of his annual incentive compensation for the year of termination, and continued coverage for 12 months (18 months in the case of Mr. Parker) under the Company's medical, dental and life insurance plans. Table 1.1—Summary Compensation sets forth the base salary, incentive compensation, and other compensation paid to each named executive officer in 2010.

    In March 2011, the Company requested that Mr. Morant and his family relocate to the United States. In connection with the relocation, the Company entered into an agreement with Mr. Morant that provides for severance benefits equal to 18 months of base salary plus reimbursement for the cost of relocation. The severance benefits do not apply to a voluntary resignation or a termination for cause.

D.    EXECUTIVE COMPENSATION PROGRAM DESIGN

  1.
  Compensation Committee Determines All Executive Compensation

    The Compensation Committee, subject to the terms of any applicable employment agreement, determines all compensation for the named executive officers other than the CEO, whose compensation is recommended by the Compensation Committee and submitted to the Board for approval.

    The Compensation Committee periodically conducts an evaluation of the performance of each named executive officer to determine if any changes in the officer's compensation are appropriate based on the considerations described below. The CEO does not participate in the Compensation Committee's deliberations or decision with regard to his own compensation. At the Compensation Committee's request, the CEO reviews with the Compensation Committee the performance of the other named executive officers and makes recommendations to the Compensation Committee regarding their compensation. The Compensation Committee gives considerable weight to the CEO's evaluation of the other named executive officers and related compensation recommendations because of his direct knowledge of each officer's performance and contributions. For each officer, the Compensation Committee independently determines any adjustments to base salary and any incentive compensation, subject to the terms of the officer's employment agreement, if any, and whether any Equity Awards should be made based on the Compensation Committee's assessment of the officer's performance as well as the Company's overall financial performance.

  2.
  The Role of Cash Compensation

    The Company provides current cash compensation to named executive officers through a combination of base salaries and performance-based incentive compensation.

    Base Salaries. Paying base salaries as a part of the overall compensation package is a market competitive practice that serves to compensate the named executive officers for services rendered during the fiscal year. The Compensation Committee believes that base salaries are less important than incentive compensation and Equity Awards in meeting the Company's compensation objectives.

    In early 2010, the Compensation Committee recommended and the Board approved an increase in Mr. Christensen's base salary to $750,000 as a result of his promotion to Chief Executive Officer in February 2010. During 2009, this base salary had been determined to be comparable to the salaries for chief executive officers among the peer group companies used by the Compensation Committee in determining executive compensation (see The Role of Peer Groups and General Industry Surveys discussion for a list of peer group companies). The Compensation Committee also recommended an increase of Mr. Christian's base salary to $425,000 as a result of his appointment as President of our Long-Term Stewardship Group to be consistent with other group presidents. In addition, the Compensation Committee determined to grant an increase of approximately 2.0% generally to employees of the Company effective April 2010. The 2010 total base salary paid to each named executive officer is set forth in Table 1.3—Summary Compensation.

    Performance-Based Incentive Compensation. The Company provides additional cash compensation to its executives through both performance-based incentive cash compensation and discretionary cash bonuses.

    The Company maintains the Bonus Plan, which was approved by the Company's stockholders at the Company's 2008 Annual Meeting. The Bonus Plan permits the Company to award annual performance-based cash compensation to its named executive officers. The Compensation Committee believes that performance-based cash compensation incents superior performance, rewards achievement of short-term corporate and individual goals, aligns the officers' interests with those of the Company's stockholders, and is an important component of executive compensation, as reflected by the following:

    •
    Payment of performance-based cash compensation is determined based on attainment of specific written performance goals approved by the Compensation Committee.

    •
    The performance goals generally are based upon the Company achieving during the respective fiscal year targeted level of Adjusted EBITDA or other specified financial measures such as net income, operating income, earnings per share of the Company's common stock, book value per share of the Company's common stock, and return on stockholders' equity. The Compensation Committee also may tie a portion of the performance-based cash compensation to individual performance goals.

    •
    A high percentage of performance-based cash compensation is tied to the Company's financial performance. If the Company fails to attain a pre-determined threshold level of Adjusted EBITDA or other financial performance during the respective year, the named executive officers do not receive this percentage of performance-based cash compensation. For 2010, 70% of the performance-based cash compensation of named executive officers under the Bonus Plan was tied the Company's financial performance.

    •
    A percentage of performance-based cash compensation is also tied to individual performance objectives. If a named executive officer fails to achieve these objectives, the named executive officer does not receive this portion of performance-based cash compensation for the year. For 2010, 30% of the performance-based cash compensation of named executive officers under the Bonus Plan was tied to individual performance objectives.

    •
    Officers are eligible for above target opportunities should the Company exceed its target performance goals. Similarly, officers would be eligible for below target or zero bonus award should performance fall below target or below the required threshold.

    •
    The performance-based cash compensation payable under the Bonus Plan to named executive officers is interpolated for actual financial results (or achievement of individual performance objectives) between threshold and target levels or between target and maximum levels.

    •
    In any year there is considerable risk that performance-based cash compensation will not be earned at all or will be earned at less than 100%. The uncertainty of meeting target goals ensures that any payments under the Bonus Plan are truly performance-based, consistent with the Compensation Committee's objectives.

    At the end of the year, the Compensation Committee determines the amount of performance-based cash compensation to be paid to each named executive officer under the Bonus Plan by comparing actual Company financial results and officer individual results to the year's pre-determined performance goals. The Compensation Committee may adjust the amount paid to any individual based on the officer's overall performance or unique and specific events that may have occurred during the year as provided for in the Bonus Plan. The Bonus Plan does not currently provide for the adjustment or recovery of an award paid to a named executive officer if the results in a previous year are subsequently restated or adjusted in a manner that would have originally resulted in a smaller or larger award, but the Committee intends to provide for such adjustments or award recovery as legislative and stock exchange listing requirements become defined.

    For 2010, 70% performance-based cash compensation under the Bonus Plan was contingent on the Company's Adjusted EBITDA for the year, and 30% of performance-based cash compensation under the Bonus Plan was contingent on the achievement of individual business objectives by the respective named executive officer. The following table sets forth for fiscal year 2010 the targeted, threshold and maximum amounts of performance-based cash compensation applicable to each named executive officer (excluding Mr. Creamer whose information is set forth separately since his performance-based cash compensation was tied solely to EBITDA) and the specific levels of Company 2010 Adjusted EBITDA necessary to achieve the 70% of the performance-based cash compensation tied to Company performance at those levels:

	Threshold		Target		Maximum
Name	70% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)	70% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)	70% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)
Val J. Christensen(2)	131,250	151	525,000	168	1,050,000	185
William R. Benz(3)	—	—	—	—	—	—
John A. Christian(2)	29,750	151	119,00	168	238,000	185
Mark Morant	59,500	151	238,000	168	357,000	185
Alan Parker(2)	67,839	151	271,357	168	407,305	185
Mark C. McBride	—	151	—	168	—	185

	Threshold		Target		Maximum
Name	80% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)	100% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)	200% Incentive Compensation ($)	Required Adjusted EBITDA ($)(1)
R Steve Creamer(4)	600,000	151	750,000	168	1,500,000	185
    (1)
    In millions.
    (2)
    The Compensation Committee determined that 100% of the 70% Target Incentive Compensation under the Bonus Plan tied to Company performance would be paid to Messrs. Christensen, Christian and Parker.
    (3)
    Mr. Benz was named Executive Vice President and Chief Financial Officer on December 1, 2010, and did not participate in the Company performance portion of the Bonus Plan.
    (4)
    Mr. Creamer's employment agreement provided that his incentive compensation be tied solely to EBITDA and did not include any individual business objectives.

    Adjusted EBITDA is taken from the company's financial statements but is adjusted for goodwill impairment, severance and relocation, compliance issues, legal settlements, management initiatives and relocation of work to different business divisions. The Compensation Committee applied its discretion in determining the specific adjustments for non-recurring items in 2010. Based on that determination, the Adjusted EBITDA target of $168 million was met in 2010, and the Compensation Committee determined that each named executive officer would receive all of the 70% of performance-based cash compensation under the Bonus Plan tied to Company performance.

    Based upon its review of individual business objectives during 2010, the Compensation Committee determined that Messrs. Christensen, Christian, Morant and Parker each achieved all of his individual business objectives. Mr. McBride did not achieve any of his individual business objectives during 2010. The Compensation Committee determined that the Company would pay 100% of the 30% of incentive compensation tied to Messrs. Christensen's, Christian's, Morant's and Parker's individual performance consistent with the percentage of individual business objectives achieved. These amounts are set forth in Table 1.3—Summary Compensation under the caption heading "Non-Equity Incentive Compensation." The Company paid incentive compensation to Messrs. Christensen, Benz, Christian, Morant and Parker in March 2011.

    2011 Annual Incentive Compensation. For 2011, 70% of Messrs. Christensen's and Benz's performance-based cash compensation under the Bonus Plan is contingent on the Company's Adjusted EBITDA performance for the year, 10% of performance-based cash compensation is contingent on safety objectives, and 20% of performance-based cash compensation under the Bonus Plan is contingent on the achievement of their individual business objectives. For 2011, 40% of Messrs. Morant's, Christian's and Parker's performance-based cash compensation under the Bonus Plan is contingent on the Company's Adjusted EBITDA for the year, 30% is contingent on the respective business unit's Adjusted EBITDA, 10% is contingent on safety objectives, and 20% of performance-based cash compensation under the Bonus Plan is contingent on the achievement of their individual business objectives. While the EBITDA performance measures are considered performance based, the safety and individual goals are considered discretionary and as such are subject to Section 162(m) of the Internal Revenue Code.

    The following table identifies the percentage of base salary the named executive officers participating in the Bonus Plan in 2011 may expect to receive as performance-based cash compensation for 2011 if threshold, target or maximum performance is achieved with respect to Company, business unit, safety and individual targets:

	Percent of EBITDA Goal
Name	Threshold 80% (%)	Target 100% (%)	Maximum 120% (%)
Val J. Christensen	0	100	200
William R. Benz	0	100	200
John A. Christian	0	100	200
Mark Morant	0	100	200
Alan Parker	0	100	200

  3.
  The Important Role of Equity Awards and Performance-Based Equity Awards

    Overview. The Compensation Committee believes that executive compensation packages should reflect market competitive practices and include Equity Awards, such as stock options and restricted stock. The Compensation Committee believes that Equity Awards are the most effective way to attract and retain a strong executive team. Equity Awards motivate and reward our named executive officers for aligning their interests with the interests of stockholders by tying a portion of executive compensation to long term stock value. In order to achieve this alignment and encourage retention, we have granted stock options and restricted stock to our named executive officers that generally vest over three years. In addition to annual stock option and restricted stock awards, our executive officers may receive stock options or restricted stock with the commencement of their employment as an executive officer. For administrative convenience and as a general policy, the Compensation Committee typically awards annual stock options and restricted stock grants only once per year on the date the grants are approved. Stock options have an exercise price equal to the closing price on the date of the grant and cannot be less than the fair market value of our common stock on the date of the grant.

    2010 Equity Awards. As part of its 2010 compensation package, the Compensation Committee approved Equity Awards of Time-Based Restricted Shares, Performance-Based Restricted Shares and Performance-Based Options to the Company's named executive officers. The Compensation Committee believes that equity should be a significant element of the overall compensation package. 2010 Equity Awards were made to ensure that equity-based compensation was a significant element of the overall compensation package of the continuing named executive officers.

    As discussed above, the Compensation Committee determined to include a performance feature in the Equity Awards granted to named executive officers in 2010, which feature makes the award valuable only if the Company achieved 90% of a target Adjusted EBITDA threshold in 2010, in order to ensure that the executives were focused on the financial performance of the Company in the current fiscal year. The Compensation Committee applied its discretion regarding the definition of Adjusted EBITDA and determined that the target Adjusted EBITDA was met with respect to Mr. Christensen's 2010 performance Equity Awards. The Compensation Committee also determined that the business unit operating income targets were met with respect to each of Messrs. Christian, Morant and Parker's 2010 performance Equity Awards. Each Equity Award granted in 2010 also includes a time-based vesting component in order to provide incentive for the executives to remain with the Company over time and focus on the value of the stock over time. Finally, the Equity Awards consist of common stock, or options to purchase common stock at an exercise price equal to the grant date market value. This aligns the interests of the executives with the long-term value interests of the stockholders because the awards increase in value, or in the case of the stock options, only have value as the market price of the common stock increases.

    The following table identifies the Equity Awards made to named executive officers as part of their 2010 compensation package:

Name	Grant Date	Time- Based Restricted Shares (#)	Grant Date Fair Value of Time- Based Restricted Shares ($)(1)	Performance- Based Restricted Shares (#)	Grant Date Fair Value of Performance- Based Restricted Shares ($)(1)	Performance- Based Options (#)	Grant Date Fair Value of Performance- Based Options ($)(1)	Total Value of Equity Awards on Grant Date ($)
Val J. Christensen	9/21/2010	50,000	262,000	—	—	—	—	262,000
	3/12/2010	31,250	187,500	31,250	187,500	187,500	497,400	872,400
Mark C. McBride(2)	3/12/2010	13,281	79,686	13,281	79,686	79,688	211,396	370,768
John A. Christian	9/21/2010	30,153	158,002	—	—	—	—	158,002
	4/5/2010	579	3,908	579	3,908	3,472	11,029	18,845
	3/12/2010	7,292	43,752	7,292	43,752	43,750	116,060	203,564
Mark Morant	9/21/2010	48,473	253,999	—	—	—	—	253,999
	4/5/2010	76	513	76	513	457	1,452	2,478
	3/12/2010	3,859	23,154	3,859	23,154	23,154	61,423	107,731
Alan Parker	9/21/2010	16,412	85,999	—	—	—	—	85,999
	3/12/2010	9,897	59,382	9,897	59,382	79,688	211,396	330,160

    (1)
    The amounts reported in these columns reflect the aggregate dollar amounts recognized for stock awards and option awards for fiscal year 2010 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Form 10-K in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" for the fiscal year ended December 31, 2010.
    (2)
    In connection with Mr. McBride's termination, his rights under the 2010 Equity Award ceased.

    Equity Awards were granted to named executive officers on March 12, 2010. Following salary adjustments in April 2010, the Compensation Committee granted additional Equity Awards to Messrs. Christian and Morant to reflect their salary adjustments. In July 2010, the Compensation Committee began a review of the Company's annual cash incentive program and the Equity Awards program. Based on that review, the Compensation Committee determined that the 2010 Equity Awards were below the desired market competitive level and the September 21, 2010 grants were made to promote retention and support management continuity during the Company's impending business reorganization. In addition, the September 2010 grants were designed so that the mix of 2010 Equity Award types would be more consistent.

    2011 Equity Awards. As part of its 2011 compensation package, the Compensation Committee approved Equity Awards of Time-Based Restricted Shares, Time-Based Options and Performance Shares to the Company's named executive officers. The Compensation Committee believes that equity should be a meaningful and market competitive element of the overall compensation package for the continuing named executive officers.

    As discussed above, the Compensation Committee determined to include a performance feature in the Equity Awards granted to named executive officers in 2011. The actual number of performance shares earned may be adjusted downwards to 0%or upwards to 200% of those granted according to the achievement against a three-year cumulative Company Adjusted EBITDA goal. Additionally, the Equity Awards consist of common stock, or options to purchase common stock at an exercise price equal to the grant date market value, which aligns the interest of the executives with the long-term value for stockholders because the awards increase in value, or in the case of the stock options, only have value as the market price of the common stock increases. The time-based restricted shares and time-based options vest ratably over three years, on March 1 of each year.

    The following table identifies the Equity Awards made to named executive officers as part of their 2011 compensation package:

Name	Time- Based Restricted Shares (#)	Grant Date Fair Value of Time- Based Restricted Shares ($)(1)	Time- Based Options (#)	Grant Date Fair Value of Time- Based Options ($)(1)	Performance Share Units (#)	Grant Date Fair Value of Performance Share Units($)(1)	Total Value of Equity Awards on Grant Date ($)
Val J. Christensen	226,000	1,437,360	282,000	797,778	113,000	587,600	2,822,738
William R. Benz	31,000	197,160	39,000	110,331	16,000	83,200	390,691
John A. Christian	18,000	114,480	23,000	65,067	9,000	46,800	226,347
Mark Morant	37,000	235,320	46,000	130,134	18,000	93,600	459,054
Alan Parker	19,000	120,840	24,000	67,896	9,000	46,800	235,536
    (1)
    The amounts reported in these columns reflect the aggregate dollar amounts recognized for stock awards, options awards and unit awards for fiscal year 2011 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Form 10-K in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" for the fiscal year ended December 31, 2010.

  4.
  The Role of Benefits and Perquisites

    The named executive officers are also eligible to participate in the Company's health and welfare programs, 401(k) Plan, and other programs offered to employees generally. During 2010, Mr. Morant participated in the Company's pension scheme on the same basis as other employees in the United Kingdom. The named executive officers were also paid an automobile allowance in fiscal 2010 and are entitled to automobile allowances in 2011. These market competitive perquisites were provided as part of the negotiation to hire and retain these individuals in their current positions.

  5.
  The Role of Peer Groups and General Industry Surveys

    The Compensation Committee based its compensation decisions in 2010 on market data received in 2009. This compensation data was provided by the Compensation Committee's compensation consultant, Hewitt Associates, in early 2009. Hewitt Associates' data compared the compensation for the Company's named executive officers with that of individuals in similar positions at other organizations.

    2009 Peer Group: The Peer Group established by Hewitt Associates consisted of 18 companies in related industries with similar talent needs. Statistical analysis was used to adjust the compensation data to reflect EnergySolutions' company size.

    The peer group consisted of the following companies:

American Ecology Corporation	Perma-Fix Environmental Services
Clean Harbors, Inc.	Quanta Services, Inc.
Dycom Industries, Inc.	SAIC Inc.
Fluor Corp.	Shaw Group, Inc.
Foster Wheeler Ltd.	Stericycle, Inc.
Jacobs Engineering Group, Inc.	Tetra Tech Inc.
McDermott International Inc.	URS Corp.
Northrop Grumman Corp.	USEC, Inc.
Perini Corp.	Waste Management, Inc.

    General Industry Data: In 2009, Hewitt Associates also provided data for a broader group of companies across all industries, excluding financial services and retail, with median annual revenues of $1.1 billion.

    The Compensation Committee strives for the total compensation per individual to be approximately between the 50th and 75th percentile of the market data, but also considers internal equity and an individual's experience and performance when making pay decisions.

    The Compensation Committee did not perform a similar review with respect to its March 2010 compensation decisions as they did not believe there were any significant changes in market conditions.

    In July 2010, the Compensation Committee retained a new independent compensation consultant, Pearl Meyer & Partners to evaluate and advise on the Company's overall executive compensation programs. Pearl Meyer & Partners reviewed the compensation data that was initially prepared in 2009 and established a new Peer Group that was used for compensation decisions made in 2011.

    2011 Peer Group: The 2011 peer group consists of 17 companies in related industries with similar talent needs and similar size (revenues and enterprise value). Statistical analysis was not required to adjust the compensation data to reflect EnergySolutions' company size since the 2011 peer group was designed to reflect companies of similar size.

    The 2011 peer group consisted of the following companies:

Babcock & Wilcox Company*	Perma-Fix Environmental Services
CH2M Hill Companies, Ltd.*	Quanta Services, Inc.
Clean Harbors, Inc.	Shaw Group Inc.
Dycom Industries Inc.	Stericycle, Inc.
Foster Wheeler AG	TetraTech Inc.
IESI-BFC Ltd.*	Tutor Perini Corporation
Instituform Technologies, Inc.*	US Ecology, Inc.
Layne Christensen Company*	USEC Inc.
MasTec Inc.*

    Changes from the prior peer group include the deletion of seven larger companies (Fluor Corp., Jacobs Engineering Group, Inc., McDermott International Inc., Northrop Grumman Corp., SAIC Inc., URS Corp. and Waste Management, Inc.) and the replacement of those companies with six peer companies that have company size similar to EnergySolutions and business activities in related industries (identified with an asterisk (*) in the list above).

  6.
  Tax and Accounting Considerations

    Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company can deduct in any one tax year for certain named executive officers, except for the Chief Financial Officer. Performance-based compensation that is awarded under a stockholder-approved plan is excluded from this limit. The Compensation Committee generally considers the deductibility of compensation paid to the named executive officers in setting executive compensation levels, but does not always restrict named executive compensation to amounts that are fully deductible under Section 162(m).

    In 2008, the Company's stockholders approved the Bonus Plan. Because the Compensation Committee establishes and certifies the goals, without discretion to increase awards beyond established criteria, that are applicable to awards made under the Bonus Plan, we believe such awards qualify as performance-based compensation under Section 162(m). Stock option grants and performance-based stock grants under the stockholder-approved 2007 Plan are similarly administered and are also believed to qualify as performance-based compensation exempt from the Section 162(m) deduction limitation.

    Accounting Considerations. The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation as expenses in the amounts paid, or to be paid, to the named executive officers. The accounting expense of Equity Awards to employees is calculated in accordance with FASB ASC Topic 718, Share-Based Payment. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Executive Officer Compensation Tables

Table 1.3 Summary Compensation

The following table sets forth the compensation earned by the named executive officers in 2010, and the prior two fiscal years to the extent required under applicable SEC rules.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value(4)	All Other Compen- sation ($)		Total ($)
Val J. Christensen	2010	707,702		—		637,000	497,400	750,000	—	20,869	(5)	2,612,971
President and Chief	2009	486,490		—		277,500	300,320	114,016	—	17,942	(5)	1,196,268
Executive Officer	2008	358,481		1,000,000	(6)	—	—	127,222	—	13,205	(5)	1,498,908
William R. Benz	2010	27,831	(7)	—		55,500	—	80,400	—	—		163,731
Interim Chief Financial	2009	—		—		—	—	—	—	—		—
Officer since 09/17/2010;	2008	—		—		—	—	—	—	—		—
Chief Financial Officer
since 12/1/2010
John A. Christian	2010	404,808		250,000		253,322	127,089	340,000	—	20,967	(8)	1,396,186
President, Long-Term	2009	—		—		—	—	—	—	—		—
Stewardship Group	2008	—		—		—	—	—	—	—		—
Mark Morant	2010	406,801		37,891		301,333	62,875	340,000	104,345	18,711	(9)	1,271,956
President, Global	2009	—		—		—	—	—	—	—		—
Commercial Group	2008	—		—		—	—	—	—	—		—
Alan Parker	2010	298,195		—		204,763	211,396	387,653	—	467,083	(10)	1,569,090
President, Government	2009	490,292		—		277,500	300,320		—	175,436	(10)	1,243,548
Group	2008	460,904		1,500,000	(6)	—	—	163,571	—	38,799	(10)	2,163,268
R Steve Creamer	2010	109,615		—		—	—	75,000	—	129,883	(11)	314,498
Chief Executive Officer	2009	701,923		—		—	—	75,000	—	20,712	(11)	797,635
through 02/18/2010	2008	500,000		—		—	—	—	—	20,341	(11)	520,341
Mark C. McBride	2010	356,270		—		—	—	170,000	—	19,050	(12)	545,320
Chief Financial Officer	2009	—		—		—	—	—	—	—		—
through 09/17/2010	2008	—		—		—	—	—	—	—		—
(1)
The amounts reported in this column reflect the grant date fair value, which is the number of shares granted multiplied by the closing stock price on the grant date, which is computed in accordance with FASB ASC Topic 718. See Note 2 below.

(2)
The amounts reported in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Detailed information about the amount recognized for specific awards is reported in the table under "Outstanding Equity Awards at Fiscal Year-End" below. For a discussion of the assumptions and methodologies used to value the stock awards and option awards reported in this table, please see the discussion of stock awards and option awards contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Annual Report on Form 10-K in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" for fiscal year ended December 31, 2010.

(3)
Amounts in this column show amounts earned under our annual performance-based cash compensation program in the respective year and paid in the following year.

(4)
This amount reflects the change in Mr. Morant's pension value.

(5)
This amount reflects a car allowance of $12,000 in 2010 and $9,692 in 2009, the Company's matching contributions to Mr. Christensen's account under its 401(K) plan of $8,869 in 2010, $8,250 in 2009 and $7,750 in 2008, and a payout of accrued but unused PTO of $5,455 in 2008.

(6)
This amount reflects the bonus payment funded by ENV Holdings.

(7)
This amount reflects the salary paid to Mr. Benz by EnergySolutions. This amount does not include $169,862 paid to Tatum, LLC during the period in which Mr. Benz served as the Company's Interim Chief Financial Officer.

(8)
This amount reflects a car allowance of $12,000 in 2010 and the Company's matching contributions to Mr. Christian's account under its 401(K) plan of $8,967 in 2010.

(9)
This amount reflects a car allowance of $18,711 for 2010 to Mr. Morant.

(10)
This amount reflects a car allowance of $7,385, $12,462, and $10,615 in 2010, 2009, and 2008, respectively, the Company's matching contributions to Mr. Parker's account under its 401(K) plan of $5,215 in 2010, $8,942 in 2009 and $7,750 in 2008, a payout of accrued unused PTO of $20,434 in 2008, and a cost of living of $154,032 in 2009 and taxable relocation of $454,483 in 2010.

(11)
This amount reflects a car allowance of $2,769 in 2010, $12,462 in 2009 and $12,000 in 2008, the Company's matching contributions to Mr. Creamer's account under its 401(k) plan of $5,960, $8,250 and $8,341 in 2010, 2009, and 2008, respectively. Also, Mr. Creamer received a PTO and holiday payout of $121,154 in 2010.

(12)
This amount reflects a car allowance of $11,539 in 2010 and the Company's matching contributions to Mr. McBride's account under its 401(K) plan of $7,511 in 2010.

 Table 1.4 Grants of Plan-Based Awards

The following tables set forth the plan-based awards made to the named executive officers during 2010:

								All Other Stock Awards: Number of Shares or Units (#)
									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards Per Share ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Val John Christensen(4)	3/12/2010	187,500	750,000	1,012,500
	3/12/2010					31,250					187,500
	3/12/2010					31,250					187,500
	3/12/2010								187,500	6.00	497,400
	9/21/2010					50,000					262,000
William R. Benz(5)	12/23/2010	80,400	321,600	434,160		10,000					55,500
John A. Christian(6)	3/12/2010	85,000	340,000	459,000
	3/12/2010					7,292					43,752
	3/12/2010					7,292					43,752
	3/12/2010								43,750	6.00	116,060
	4/5/2010					579					3,908
	4/5/2010					579					3,908
	4/5/2010								3,472	6.75	11,029
	9/21/2010					30,153					158,002
Mark Morant(7)	3/12/2010	85,000	340,000	459,000
	3/12/2010					3,859					23,154
	3/12/2010					3,859					23,154
	3/12/2010								23,154	6.00	61,423
	4/5/2010					76					513
	4/5/2010					76					513
	4/5/2010								457	6.75	2
	9/21/2010					48,473					253,999
Alan Parker(8)	3/12/2010	96,913	387,653	523,331
	3/12/2010					9,897					59,382
	3/12/2010					9,897					59,382
	3/12/2010								79,688	6.00	157,531
	9/21/2010					16,412					85,999
R Steve Creamer	—
Mark C. McBride	—	42,500	170,000	229,500
(1)
70% of non-equity plan awards for 2010 was calculated and payable based on a comparison between actual 2010 Adjusted EBITDA and targeted 2010 Adjusted EBITDA; and 30% was based on achievement of individual business objectives established by the Compensation Committee. Annual performance bonuses actually earned for fiscal year 2010 are listed in the "Non-Equity Incentive Plan Compensation" column for 2010 in Table 1.3 above.

(2)
The grant date is the date on which the Compensation Committee adopted the Adjusted EBITDA targets that set the basis for the caluclation of 70% of the annual non-equity incentive compensation or the date on which the Compensation Committee approved the awards, as applicable.

(3)
The amounts reported in this column reflect the aggregate dollar amounts recognized for stock awards and option awards for fiscal year 2010 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Part II Item 8, "Financial Statements and Supplementary Data" of the Company's Form 10-K in Notes to Consolidated Financial Statements at Note 14, "Equity-Based Compensation" for the fiscal year ended December 31, 2010.

(4)
The first 3/12/2010 grant of 31,250 shares of restricted stock is subject to achieving a minimum threshold of 90% of the Company's annual EBITDA goal, after which the restricted stock will vest upon the third anniversary of the date of grant. The second 3/12/2010 grant of 31,250 shares of restricted stock is subject to time-based ratable vesting over three years from the date of grant.

(5)
The payout for Mr. Benz was pro-rated to 25% of the target amount.

(6)
The first 3/12/2010 grant of 7,292 shares of restricted stock is subject to achieving a minimum threshold of 90% of the combined business unit's operating income goal, after which the restricted stock will vest upon the third anniversary of the date of grant. The second 3/12/2010 grant of 7,292 shares of restricted stock is subject to time-based ratable vesting over three years from the date of grant. The 4/5/2010 grants of shares of restricted stock are subject to the same conditions as the 3/12/2010 grants.

(7)
The first 3/12/2010 grant of 3,859 shares of restricted stock is subject to achieving a minimum threshold of 90% of the International business unit's operating income goal, after which the restricted stock will vest upon the third anniversary of the date of grant. The second 3/12/2010 grant of 3,859 shares of restricted stock is subject to time-based ratable vesting over three years from the date of grant. The 4/5/2010 grants of shares of restricted stock are subject to the same conditions as the 3/12/2010 grants.

(8)
The first 3/12/2010 grant of 9,897 shares of restricted stock is subject to achieving a minimum threshold of 90% of the Federal Services business unit's operating income goal, after which the restricted stock will vest upon the third anniversary of the date of grant. The second 3/12/2010 grant of 9,897 shares of restricted stock is subject to time-based ratable vesting over three years from the date of grant. The 4/5/2010 grants of shares of restricted stock are subject to the same conditions as the 3/12/2010 grants.

Table 1.5 Outstanding Equity Awards at Fiscal Year-End

The following tables presents information regarding the outstanding Equity Awards held by each of the named executive officers as of December 31, 2010, including the vesting dates for the portions of these awards that had not vested as of that date.

Option Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Val J. Christensen	3/12/2010	—	187,500	6.00	3/12/2020
	2/25/2009	40,000	120,000	5.55	2/25/2019
	11/14/2007	489,375	163,125	23.00	11/14/2012
William R. Benz	—	—	—	—	1/0/1900
John A. Christian	4/5/2010	—	3,472	6.75	4/5/2020
	3/12/2010	—	43,750	6.00	3/12/2020
	2/25/2009	20,000	60,000	5.55	2/25/2019
	11/14/2007	112,500	37,500	23.00	11/14/2012
Mark Morant	4/5/2010		457	6.75	4/5/2020
	3/12/2020		23,154	6.00	3/12/2020
	2/25/2009	32,500	97,500	5.55	2/25/2019
	11/14/2007	375,000	125,000	23.00	11/14/2012
Alan Parker	3/12/2010	—	79,688	6.00	3/12/2020
	2/25/2009	40,000	120,000	5.55	2/25/2019
	11/14/2007	326,250	108,750	23.00	11/14/2012
R Steve Creamer	—	—	—	—	—
Mark C. McBride	—	—	—	—	—
(1)
Options vest either 25% per year over a 4-year period or 100% at the end of 3 years.

Stock Awards
Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	3/12/2010	31,250	174,063	31,250	174,063
	2/25/2009	37,500	208,875	—	—
William R. Benz	12/23/2010	10,000	55,700	—	—
John A. Christian	9/21/2010	30,153	167,952	—	—
	4/5/2010	579	3,225	579	3,225
	3/12/2010	7,292	40,616	7,292	40,616
	2/25/2009	22,500	125,325	—	—
Mark Morant	9/21/2010	48,473	269,995	—	—
	4/5/2010	76	423	76	423
	3/12/2010	3,859	21,495	3,859	21,495
	2/25/2009	37,500	208,875	—	—
Alan Parker	9/21/2010	16,412	91,415	—	—
	3/12/2010	9,897	55,126	9,897	55,126
	2/25/2009	37,500	208,875	—	—
R Steve Creamer	—	—	—	—	—
Mark C. McBride	—	—	—	—	—
(1)
Market value of stock awards is calculated as the number of shares multiplied by the closing stock price on December 31, 2010 of $5.57.

Table 1.6 Pension Benefits

Mr. Morant is the Company's only named executive officer who participates in a defined benefit pension plan. Mr. Morant receives this benefit based on his service at BNFL Group. The Company acquired BNFL Group's U.S. nuclear clean-up division, BNG America, in 2006 and maintains the BNFL Group plan for the benefit of its U.K. employees. Upon his relocation to the United States, no further contributions will be made to this plan in his behalf.

The following table sets forth certain information with respect to the accrued pension plan benefits under the BNFL Group Pension Scheme for Mr. Morant for the year ended December 31, 2010:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Mark Morant(1)	BNFL Group Pension Scheme	6.49	£52,789	£67,479
(1)
The amounts shown represent the aggregate increase in actuarial value to Mr. Morant of the defined pension benefits accrued during the year in question utilizing statutory UK lifetime allowance criteria for assessing increase in pension value. The pension plan provides Mr. Morant with a monthly pension benefit following his separation for services at or after attaining age 65 or reduced pension following his separation from service prior to age 60 with at least five years of service. Subject to certain offsets, the normal retirement benefit under the plan is an annuity that will provide an annual payment to Mr. Morant equal to 1/80 times his Pensionable Final Earnings. In addition, if Mr. Morant leaves Pensionable Services at the Normal Pension Date (60 years old), he shall receive a lump payment calculated as 3/80 times his Pensionable Final Earnings. The plan also provides Mr. Morant's designated beneficiay with a lump sum death benefit should he die while still employed by the Company equal to two and one half times his Pensionable Final Earnings.

Nonqualified Deferred Compensation

Except as described under Table 1.6 Pension Benefits above, in the year ended December 31, 2010, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

Potential Payments upon Termination or Change in Control

  1.
  Severance Payments Under Existing Agreements

    During 2010, three named executive officers were a party to an employment agreement providing for the payments set forth below upon termination of employment. Mr. Creamer's employment agreement expired on January 31, 2010 and was not in effect when his employment terminated on February 18, 2010. Mr. Morant's employment agreement expired by its terms in 2009 and was not extended. In March 2011, however, the Company entered into an agreement with Mr. Morant that provides for certain severance benefits identified below. The employment agreements of Mr. Christensen, Mr. Christian and Mr. Parker, as amended, remain in effect with the provisions described below and each expires on December 31, 2011. The Company does not currently intend to extend or renew these agreements.

    Each of the employment agreements with Messrs. Christensen, Christian and Parker provides for the following payments upon termination of employment.

    Termination by the Company without Cause or by the Officer for Good Reason. If the Company terminates the officer's employment without Cause (as defined in the employment agreements), or the officer terminates his employment for Good Reason (as defined in the employment agreements), the officer will receive payment of (a) all monies earned or due through the date of termination ("Accrued Obligations"), (b) a pro-rated portion of the incentive compensation payment that would have been earned, (c) base salary for a period of 12 months (18 months in the case of Mr. Parker), and (d) subject to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), reimbursement of premiums for continuation of medical, dental and life insurance coverage existing at the time of termination for 12 months (18 months in the case of Mr. Parker). In addition to the employment agreements with Messrs. Christensen, Christian and Parker, if the Company terminates Mr. Morant's employment except for cause, Mr. Morant will receive payments of Accrued Obligations, base salary for a period of 18 months and reimbursement of relocation costs.

    Termination upon Death or Permanent Disability. In the event of the officer's death or permanent disability, the officer or the officer's heirs, executors, administrators or other legal representatives (as the case may be) will receive a payment of (a) all Accrued Obligations, plus (b) a pro-rated portion of the incentive compensation payment that would have been earned. Heirs are eligible for continued coverage of health insurance under COBRA.

    Termination by the Company for Cause. If the officer's employment is terminated for Cause, the officer will receive payment of all Accrued Obligations.

    Termination by the Officer. If the officer voluntarily terminates his employment, excluding a termination for Good Reason, the officer will receive payment of all Accrued Obligations.

    Under termination of the officer's employment for any reason, payment of any amount other than Accrued Obligations is dependent upon the officer (or his heirs as the case may be) executing a general release in favor of the Company.

    Change in Control. The employment agreements do not provide for any payments upon a change in control. However, the vesting of Equity Awards generally accelerates upon a Change in Control (as defined in the 2007 Plan) as discussed below.

    The following table sets forth the severance payment and the value of continued insurance coverage in the event employment was terminated on December 31, 2010 by the Company without Cause or by the officer for Good Reason:

Name	Severance Payment ($)(1)	Value of Continued Insurance Coverage ($)(2)
Val J. Christensen	750,000	12,979
John A. Christian	425,000	12,780
Alan Parker	727,500	13,417
(1)
Severance payments based upon months of salary provided per individual employment agreements.

(2)
Insurance paid through term of severance period.
  2.
  Other Severance

    While the Company does not have written employment agreements with its executive officers, except as described above, the Compensation Committee may, at its discretion, offer a separation package to former executives that may include continuation of base salary for a period of time, payment of a prorated portion of the incentive compensation payment that would have been earned, payment of COBRA premiums during the defined severance period and other benefits.

  3.
  Acceleration of Unvested Option Grants

    Under the terms of governing stock option agreements, in the event of a Change of Control (as defined in the 2007 plan), all unvested options immediately vest. The following table identifies the value of the unvested option grants to the named executive officers, excluding Mr. Creamer who was not awarded options and excluding Mr. McBride who already forfeited unvested options, as of December 31, 2010:

Name	Number of Securities Underlying Unvested Options (#)	Value of Unvested Options ($)(1)
Val J. Christensen	470,625	2,400
William R. Benz	—	—
Mark Morant	246,111	1,950
John A. Christian	144,722	1,200
Alan Parker	288,133	2,400
(1)
Value is calculated as the amount, if any, by which the closing stock price on December 31, 2010 exceeds the exercise price, multiplied by the number of options.
  4.
  Acceleration of Restricted Stock Grants

    Under the terms of governing restricted stock award agreements, in the event of a Change of Control (as defined in the 2007 plan), all unvested shares immediately vest. The following table identifies the value of the unvested shares to the named executive officers, excluding Mr. Creamer who was not awarded shares and excluding Mr. McBride who already forfeited unvested shares, as of December 31, 2010:

Name	Number of Securities Underlying Unvested Shares (#)	Value of Unvested Shares ($)(1)
Val J. Christensen	150,000	835,500
William R. Benz	10,000	55,700
Mark Morant	93,843	522,706
John A. Christian	68,395	380,960
Alan Parker	73,706	410,542
(1)
Value is calculated as the closing stock price on December 31, 2010 multiplied by the number of unvested restricted shares.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 31, 2011, regarding the beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than five percent of our common stock, of our directors, each of our named executive officers, and all directors and named executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes sole or shared voting or investment power with respect to securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 88,759,050 shares of common stock outstanding as of March 31, 2011, which includes unvested restricted shares. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2011 are deemed to be outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned As of March 31, 2011
Name of Director or Named Executive Officer
	Number of Shares		Percentage
J. Barnie Beasley, Jr	26,438		*
William R. Benz	0		*
John Christian	157,469	(1)	*
Val J. Christensen	614,586	(2)	*
Pascal Colombani	15,723		*
J.I. "Chip" Everest, II	874,744	(3)	1.00%
David Lockwood	6,281,604	(4)	7.04%
Mark Morant	468,812	(5)	*
Alan Parker	436,035	(6)	*
Steven R. Rogel	23,507		*
Clare Spottiswoode	15,723		*
Robert A. Whitman	15,778		*
David B. Winder	42,647		*
All directors and executive officers as a group (13 persons)	9,072,326		10.22%
Name and Address of 5% Beneficial Owner
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	4,968,536	(7)	5.61%
Samana Capital, L.P. 35 Ocean Reef Drive, Suite 142 Key Largo, FL 33037	5,094,984	(8)	5.71%
Scopia Management Inc. 152 W. 57th Street , 33rd Floor New York, NY 10019	6,096,501	(9)	6.83%
Sound Energy Partners, Inc. 354 Pequot Avenue Southport, CT 06890	5,206,093	(10)	5.83%
ValueAct Capital 435 Pacific Avenue, 4th Floor San Francisco, CA 94133	6,266,252	(11)	7.02%
*
Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

(1)
Includes 152,500 shares of common stock issuable upon the exercise of vested stock options.

(2)
Includes 569,375 shares of common stock issuable upon the exercise of vested stock options.

(3)
Includes 819,440 shares held by Everest Family Trust, 39,757 shares collectively held in trusts for each of Mr. Everest's three children and 15,547 shares granted pursuant to a restricted share agreement.

(4)
Includes 6,266,252 shares beneficially owned through ValueAct Capital.

(5)
Includes 440,000 shares of common stock issuable upon the exercise of vested stock options.

(6)
Includes 406,250 shares of common stock issuable upon the exercise of vested stock options.

(7)
Based on information contained in a Schedule 13G that BlackRock, Inc. filed with the SEC on January 21, 2011. BlackRock, Inc. is a parent holding company. The controlling persons of BlackRock, Inc. are Robert Connolly, Howard Surloff, Edward Baer, Bartholomew Battista,Daniel Waltcher, Karen Clark, John Stelley, Denis Molleur, Daniel Ronnen, Brian Kindelan, Nicholas Hall, Con Tzatzakis, John Blevins, Rick F. Froio and Matthew Fitzgerald.

(8)
Based on information contained in a Schedule 13G that Samana Capital, L.P. filed with the SEC on February 7, 2011. The filing indicated that Samana Capital, L.P., Morton Holdings, Inc. and Philip B. Korant have shared investment power of the shares beneficially owned.

(9)
Based on information contained in a Schedule 13G that Scopia Management Inc. filed with the SEC on February 10, 2011. Scopia Management Inc. is an investment advisor. The controlling persons of Scopia Management Inc. are Matthew Sirovich, Jeremy Mindicj, Tajar Varghes and Joseph Yin. Messrs. Sirovich, Mindicj, Varghes and Yin have shared dispositive voting or investment over the shares beneficially owned. Mr. Sirovich also has sole dispositive voting or investment power over 100,000 shares. Scopia Management Inc. and Messrs. Mindicj, Varghes and Yin disclaim beneficial ownership of the securities held by Mr. Sirovich.

(10)
Based on information contained in a Schedule 13G that Sound Energy Partners, Inc. filed with the SEC on February 14, 2011. Sound Energy Partners, Inc. is an investment advisor.

(11)
Based on information contained in a Schedule 13D that ValueAct Capital filed with the SEC on November 12, 2010. The filing indicated that ValueAct Capital Master Fund, L.P. including its affiliates VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P.; ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P.; ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P.; ValueAct Holdings, L.P. as the sole owner of the limited partnership interest of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interest of VA Partners I, LLC; and ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. have shared investment power for 2,495,218 shares. The ValueAct Master Fund Reporting Persons disclaim beneficial ownership of the 6,266,252 shares owned by ValueAct SmallCap Master Fund.
The filing also indicated that 6,266,252 shares are directly beneficially owned by ValueAct SmallCap Master Fund, L.P. and may be deemed to be indirectly beneficially owned by VA SmallCap Partners, LLC as the General Partner of ValueAct SmallCap Master Fund, L.P.; ValueAct Small Cap Management, L.P. as the manager of ValueAct SmallCap Master Fund, L.P.; and ValueAct SmallCap Management, LLC as the General Partner of ValueAct SmallCap Management, L.P. David Lockwood is the Managing Member of VA SmallCap Partners, LLC, and ValueAct SmallCap Management, LLC. The ValueAct SmallCap Master Fund Reporting Persons disclaim beneficial ownership of 2,495,218 shares owned by ValueAct Master Fund.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2010, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by stockholders	7,094,011	$18.25	3,284,162
Equity compensation plans not approved by stockholders	—	—	—
Total equity compensation plans	7,094,011	—	3,284,162
(1)
These shares are all authorized under the Company's 2007 Plan and are available for the grant of future options, restricted stock awards, stock appreciation rights, performance-based stock awards and other stock awards. The Company currenlty has no equity compensation plans other than the 2007 Plan, which Plan was approved by stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EnergySolutions' directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, EnergySolutions assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

Other than as set forth below, all filings required to be made by reporting persons during 2010 were timely made in accordance with the requirements of the Exchange Act. A Form 3 for each of John Christian and Mark Morant was due on April 5, 2010. The Form 3s were each filed on April 19, 2010. A Form 3 for William Benz was due on September 27, 2010. The Form 3 was filed on September 28, 2010. A Form 4 reflecting the grant of equity awards for each of Val Christensen, John Christian, Dale Didion (a former officer who served during 2010), Brett Hickman (a former officer who served during 2010), Mark Morant and Alan Parker was due on September 23, 2010. The Form 4s were each filed on October 6, 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Set forth below is a description of certain relationships and transactions since January 1, 2010 or currently proposed, involving the Company in which any of our directors, executive officers, holders of more than 5% of our voting securities or any related person have a direct or indirect material interest. We believe that all of the following transactions were executed with terms as favorable as could have been obtained from unaffiliated third parties.

Transactions with Others

R Steve Creamer's son, Ryan Creamer, was employed by us as President of the Logistics, Processing and Disposal business segment during 2010. Ryan Creamer received aggregate compensation, including Equity Awards and performance-based compensation, of $357,640 in the year ended December 31, 2010. Mr. Creamer's employment with us ended in January 2011. All stock awards not previously vested were forfeited at the time of his termination of employment.

We have an agreement with Pat Creamer, R Steve Creamer's brother, for insurance brokerage services and 401(k) administrative services. Pat Creamer indirectly received $311,349 in commissions from EnergySolutions in the year ended December 31, 2010.

Procedures for Approval of Related Party Transactions

Our Audit Committee reviews and approves or ratifies all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants (other than compensation transactions approved by the Compensation Committee). Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction with us.

In the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider the nature of the related person's interest in the transaction; the material terms of the transaction, including, without limitation, the amount and type of transaction; the importance of the transaction to the related person; the importance of the transaction to us; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review is not permitted to participate in the deliberations or vote with respect to approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

The policies and procedures for review, approval or ratification of related party transactions are set forth in the Audit Committee Charter.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

To be considered for inclusion in next year's proxy statement, stockholder proposals must be received at our principal executive offices no later than the close of business on December 31, 2011. Proposals should be addressed to Corporate Secretary, EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

Advance Notice Procedures

Under the Company's Bylaws, no business may be brought before an annual meeting by a stockholder unless written notice is delivered to the Company's Secretary (containing certain information specified in the Amended and Restated Bylaws about the stockholder and the proposed action) not less than 120 nor more than 150 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2012 Annual Meeting, between December 26, 2011 and January 25, 2012. However, if the 2012 Annual Meeting is to be held on a date that is more than 30 days before or more than 60 days after May 25, 2012 (the first anniversary of the 2011 Annual Meeting), then such notice must be received no earlier than the 150th day and not later than the 120th day prior to the date of the 2012 annual meeting or the 10th day following the day on which public announcement of the date of the 2012 annual meeting is first made by the Company. These requirements are separate from the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement. Any notices should be sent to: Corporate Secretary, EnergySolutions, Inc., 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.

In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of stockholders to be held in 2012, proposals which stockholders intend to present at such annual meeting must be received by the Company's Secretary at the Company's principal business office at 423 West 300 South, Suite 200, Salt Lake City, Utah 84101. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of EnergySolutions stock, your broker, bank or other nominee may only deliver one copy of this Proxy Statement and our 2010 annual report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2010 annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101 or by sending an email to ir@energysolutions.com. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Additional Information

A copy of this Proxy Statement has been filed with the SEC. You may read and copy this Proxy Statement at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Proxy Statement by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including EnergySolutions, Inc., that file electronically with the SEC. The address of the SEC's Internet website is www.sec.gov.

Availability of Annual Report on Form 10-K

The Company's Annual Report to stockholders on Form 10-K for the fiscal year ended December 31, 2010 is included with these proxy solicitation materials. A copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules included therein, is also available without charge by visiting the Company's website www.energysolutions.com or upon written request to EnergySolutions Investor Relations, 423 West 300 South, Suite 200, Salt Lake City, Utah 84101, or by calling (801) 649-2000.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000106115_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Steven R. Rogel 02 J. Barnie Beasley, Jr 03 Val J. Christensen 04 Pascal Colombani 05 J.I. "Chip" Everest, II 06 David J. Lockwood 07 Clare Spottiswoode 08 Robert A. Whitman 09 David B. Winder ENERGYSOLUTIONS INC 423 WEST 300 SOUTH SUITE 200 SALT LAKE CITY, UT 84101 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 25, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by EnergySolutions in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 25, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. 3 Proposal to conduct a non-binding advisory vote on the compensation of the Company's named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 Proposal to conduct a non-binding advisory vote on the frequency of future non-binding advisory stockholder votes to approve the compensation of the Company's named executive officers. NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting Yes No Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

0000106115_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . ENERGYSOLUTIONS INC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 25, 2011 The stockholder(s) hereby appoint(s) Val J. Christensen and William R. Benz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EnergySolutions, Inc, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 pm PDT, on May 25, 2011, at the Anthony’s Event Center, 450 Columbia Point Drive, Richland, Washington, 99352, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVESE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side